UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.      )
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H&R BLOCK INC

(Name of Registrant as Specified In Its Charter)

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H&R BLOCK®

2025 Proxy Statement and Notice of Annual Meeting of Shareholders

One H&R Block Way
Kansas City, Missouri 64105

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD NOVEMBER 5, 2025

Date and Time	Virtual Meeting Site
Wednesday, November 5, 2025 8:00 a.m. Central Time	www.virtualshareholdermeeting.com/HRB2025
Items of Business:	Our Board of Directors Recommends You Vote:
1. Election of the eight nominees for director named in this proxy statement (See page 5);	FOR each nominee
2. Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2026 (See page 59);	FOR the ratification of the appointment
3. Advisory approval of the Company’s named executive officer compensation (See page 60); and	FOR approval, on an advisory basis
4. To transact such other business as may properly come before the meeting and any adjournment or postponement thereof.
These items of business are more fully described in the proxy statement accompanying this notice. The Board of Directors has fixed the close of business on September 10, 2025 as the record date for determining shareholders of the Company entitled to receive notice of and vote at the meeting and any adjournment or postponement thereof.
To be admitted to the meeting online, you must enter the Control Number found on your proxy card, voting instruction card, or notice of availability of proxy materials. A list of shareholders entitled to vote at the meeting will be made available during the meeting at the website referenced above.
WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING VIRTUALLY, WE URGE YOU TO VOTE YOUR SHARES VIA THE TOLL-FREE TELEPHONE NUMBER OR OVER THE INTERNET, AS PROVIDED IN THE ENCLOSED MATERIALS. IF YOU REQUESTED A PROXY CARD BY MAIL, YOU MAY SIGN, DATE, AND MAIL THE PROXY CARD IN THE ENVELOPE PROVIDED.
By Order of the Board of Directors,
KATHARINE M. HAYNES
Vice President and Corporate Secretary
Kansas City, Missouri
September 24, 2025
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON NOVEMBER 5, 2025.
The Notice of Annual Meeting, Proxy Statement and Annual Report on Form 10-K for the fiscal year ended June 30, 2025 are available at www.proxyvote.com.

September 24, 2025
Dear Fellow Shareholders,
As I write to you in this year’s proxy statement, I am honored to address you for the first time as Chairman, following my appointment in April and the transition from Bob Gerard. Bob served as Chairman for almost 14 years, and his steady leadership of the Board and thoughtful stewardship over that time have been instrumental in shaping our path. On behalf of the Board, I thank Bob for all his contributions as Chairman over the years.
I am filled with a sense of pride and anticipation for the future of our company as we prepare for another significant transition. As announced in August, Jeff Jones will soon retire as President and CEO, closing a chapter defined by strong business performance, meaningful shareholder value creation, and the connected culture with record-high associate engagement that he has fostered. His unwavering commitment to excellence and innovation has elevated our company and set a high standard for us all. Please join me in thanking Jeff for his visionary leadership, dedication, and impact.
Leadership transitions such as these create natural moments for reflection. More importantly, they provide opportunities to build on momentum. On January 1, Curtis Campbell will step into the role of President and CEO. Curtis brings deep tax industry expertise, a strong cultural fit, and a proven track record as our current President, Global Consumer Tax and Chief Product Officer. He is uniquely positioned to continue driving H&R Block’s transformation and sustainable revenue growth. His appointment reflects the Board’s ongoing commitment to a disciplined succession planning process focused on identifying the right leader for H&R Block’s next phase of growth.
Looking ahead, we remain focused on evolving, innovating, and sharpening our execution to position the company for long-term success in a dynamic marketplace. The future holds incredible promise, and I am excited to continue steering this transformation alongside our talented teams and with your invaluable support.
We invite you to join us for the 2025 Annual Meeting, which will be held virtually again this year. Whether or not you plan to attend the meeting on November 5, we encourage you to vote your shares in advance through one of the options described in the Proxy Statement. On behalf of the entire Board, I want to thank you for your trust, engagement, and continued support of H&R Block as we write the next chapter of our story together.
Best regards,
Richard A. Johnson
Chairman of the Board

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H&R Block, Inc. | Notice of Annual Meeting of Shareholders and 2025 Proxy Statement	ii

HELPFUL RESOURCES
Where You Can Find Additional Information
Annual Meeting
Proxy Statement
https://investors.hrblock.com/financial-information/proxy-statements
Annual Report
https://investors.hrblock.com/financial- information/annual-reports
Voting via the Internet Before the Annual Meeting:
www.proxyvote.com
Attending the Annual Meeting by Internet:
www.virtualshareholdermeeting.com/HRB2025
Board of Directors
https://www.hrblock.com/tax-center/board-of-directors/
Governance Documents
https://investors.hrblock.com/corporate-governance

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Amended and Restated Articles of Incorporation

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Amended and Restated Bylaws

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Code of Business Ethics & Conduct

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Board of Directors Independence Standards

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Political Activities Policy and Voluntary Annual Reports

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Corporate Governance Guidelines

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Committee Charters

Investor Relations
https://investors.hrblock.com
Environmental, Social, and Governance Matters
https://investors.hrblock.com/corporate- governance/esg-corporate-responsibility
Definition of Certain Frequently Used Terms or Abbreviations1

Annual Meeting	2025 annual meeting of shareholders
Articles	Amended and Restated Articles of Incorporation of H&R Block, Inc.
Board or Board of Directors	H&R Block, Inc. Board of Directors
Bylaws	Amended and Restated Bylaws of H&R Block, Inc.
CEO	Chief Executive Officer
CFO	Chief Financial Officer
Deloitte	Deloitte & Touche LLP
DSUs	Deferred Stock Units
IRS	Internal Revenue Service
LTI	Long-Term Incentive
NEO	Named Executive Officer
NYSE	New York Stock Exchange
PSUs	Performance Share Units
RSUs	Restricted Share Units
SEC	Securities and Exchange Commission
STI	Short-Term Incentive

1   Additional defined terms may be found throughout this proxy statement.
H&R Block, Inc. | Notice of Annual Meeting of Shareholders and 2025 Proxy Statement	iii

H&R BLOCK, INC. PROXY STATEMENT FOR THE 2025 ANNUAL MEETING OF SHAREHOLDERS
This proxy statement is provided in connection with the solicitation of proxies by the Board of H&R Block, Inc., a Missouri corporation (“H&R Block” or the “Company” or “we”), for use at the Annual Meeting to be held virtually on Wednesday, November 5, 2025 at 8:00 a.m. Central Time. References to the Annual Meeting in this proxy statement include any adjournment or postponement thereof. We are holding the Annual Meeting solely by means of remote communication, as we believe that hosting a virtual meeting enables greater shareholder attendance from any location around the world, as demonstrated by the level of shareholder attendance at our prior virtual annual meetings. We designed the format of the virtual Annual Meeting to ensure that our shareholders who attend the virtual Annual Meeting will be afforded comparable rights and opportunities to participate as they would at an in-person meeting. See below under Questions and Answers About the Annual Meeting and Voting for more information. You can attend the Annual Meeting online, vote your shares, and submit questions prior to and during the meeting by visiting www.virtualshareholdermeeting.com/HRB2025.
This proxy statement contains information about the matters to be voted on at the meeting and the voting process, as well as information about our directors and executive officers. Please refer to Questions and Answers About the Annual Meeting and Voting beginning on page 64 for the answers to certain frequently asked questions about the Annual Meeting and this proxy statement. Our proxy materials were first sent or made available to shareholders on or about September 24, 2025.
PROXY STATEMENT INTRODUCTION
FISCAL YEAR 2025 HIGHLIGHTS
During fiscal year 2021, we introduced a five-year strategy, building on previous initiatives to strengthen our foundation and position us for long-term, sustainable growth. The strategy focused on the following three strategic imperatives:
In fiscal year 2025, we made meaningful progress across these strategic imperatives, including:
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In Small Business, our custom DIY experiences continued to be highly effective, and we delivered double-digit small business revenue growth;

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In Financial Products, since launch through June 30, 2025, SpruceSM had $1.75 billion in customer deposits, with nearly 50% of deposit transactions in fiscal year 2025 being from non-tax sources; and

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In Block Experience, we delivered meaningful results, including 6.1% year-over-year assisted revenue growth and 9.7% year-over-year DIY revenue growth.

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Fiscal Year 2025 Results
Our progress across each strategic imperative and our capital allocation practices helped us achieve growth in fiscal year 2025, as follows:
In millions, except per share amounts	FY25	FY24	Change
Revenue	$3,761.0	$3,610.3	4.2%
Operating Expenses	$2,933.0	$2,805.1	(4.6)%
Net Income	$609.5	$598.0	1.9%
EBITDA1	$976.3	$963.2	1.4%
Earnings Per Share	$4.42	$4.14	6.8%
Adjusted Earnings Per Share1	$4.66	$4.41	5.7%

Note: All amounts represent results from continuing operations. All per share amounts are based on weighted average fully diluted shares over the corresponding period.
(1)
Earnings before interest, taxes, depreciation and amortization (EBITDA) and adjusted earnings per share (EPS) are non-GAAP financial measures. For more information regarding financial measures not prepared in accordance with generally accepted accounting principles (“GAAP”) that are disclosed in this proxy statement and for a reconciliation of these non-GAAP measures to the most directly comparable financial measures prepared in accordance with GAAP, see “Non-GAAP Financial Information” beginning on page 32 in Part II, Item 7 to the Company’s annual report on Form 10-K for the fiscal year ended June 30, 2025 filed with the SEC on August 15, 2025.

We also repurchased approximately $400 million of our common stock at an average price of $61.10 per share in fiscal year 2025. Since 2016, the Company has returned more than $4.5 billion to shareholders in the form of share repurchases and dividends. The Company has paid quarterly dividends consecutively since the Company became public in 1962.
GOVERNANCE HIGHLIGHTS
Independent Board Chairman Transition
Effective April 1, 2025, the Board of Directors unanimously elected Richard A. Johnson as the new independent Chairman of the Board, consistent with the Board’s commitment to refreshment and succession planning. Mr. Johnson succeeded Robert A. Gerard, who had served as the Company’s independent Chairman since 2011.
Board Composition
The Governance and Nominating Committee (the “G&N Committee”) works with the Board to determine the appropriate characteristics, skills, and experience for the Board as a whole and its individual members. In evaluating the suitability of individual Board members, the Board takes into account many factors, as described in detail on page 6. The Board evaluates each individual in the context of the Board as a whole with the objective of retaining a group of directors with diverse and relevant experience that can best perpetuate the Company’s success and represent shareholder interests through sound judgment. The Board desires to maintain an overall balance of experience, continuity, and fresh perspectives.
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Board Tenure and Refreshment
Board Profile
The Board believes that diversity of skills, experiences and backgrounds in the boardroom is critical to the success of the Company and its ability to create long-term value for our shareholders. The diverse backgrounds of our individual directors improve the Board’s oversight and evaluation of management on behalf of the shareholders and produce more creative thinking and better strategic decision-making by the Board. Although we do not have a formal policy concerning diversity of director nominees, the Board has made, and will continue to make, diversity across many areas a priority when considering director candidates.
Board and Committee Oversight of Environmental, Social, and Governance Matters
Our Corporate Governance Guidelines provide that the Board is responsible for oversight of the Company’s policies, programs, and strategies regarding significant environmental, social, and governance (“ESG”) matters, which include, among other things, corporate social responsibility, environmental sustainability, and human capital management. The Board receives, at least annually, an ESG update from management and reviews ESG policies, programs, strategies, risks, and trends. The Board also has regular discussions each year on other human capital management topics, including belonging, top talent, succession planning, and associate engagement. The G&N Committee will review, and make recommendations regarding, ESG matters when requested by the Board.
The Audit Committee of the Board is responsible for the oversight of policies and processes pertaining to the Company’s enterprise risk management (“ERM”) program and specifically considers risks and controls relating to, among other things, data and cyber security. Management briefs the Audit Committee on information security risk matters as a part of regular ERM reports, with a deep dive focused solely on information security at least annually.
ESG HIGHLIGHTS
At H&R Block, our Purpose is to provide help and inspire confidence in our clients and communities everywhere. As part of this Purpose, we believe in doing our part to be a responsible corporate citizen, which has been a part of our culture and aspirations from the very beginning. We remain committed to carrying out the legacy of our co-founders, Henry and Richard Bloch, to be a force for change. Our ESG initiatives are not just about compliance; they are integral to our Purpose and long-term success.
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We are proud of the progress we have made and the path we are on. For more information on our ESG initiatives and our Sustainability Accounting Standards Board disclosures, please refer to the Company’s Investor Relations website at https://investors.hrblock.com/corporate-governance/esg-corporate-responsibility.
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The Board unanimously recommends a vote FOR the election of each nominee	PROPOSAL 1 – ELECTION OF DIRECTORS
Our Articles and Bylaws provide that the Board of Directors will be made up of seven to 12 members, with the exact number set by a majority of the entire Board. The Board currently consists of eight directors, all of whom are standing for re-election.
The Articles and Bylaws provide that all of the directors shall be elected annually. Under the Bylaws, each director holds office until the earlier of the election and qualification of such director’s successor or the director’s death, resignation, retirement, disqualification, disability, or removal from office. Any vacancy on the Board may be filled by a majority of the directors remaining in office. The Company’s Bylaws provide that any incumbent director who is not elected by a majority of shares entitled to vote on the election and represented in person or by proxy shall promptly tender an irrevocable resignation to the Company’s Board, subject only to the condition that the Board accept the resignation. The Board and the G&N Committee must consider and act on the resignation, as more fully described under “Corporate Governance — Mandatory Director Resignation Policies,” on page 19. To be eligible to be a nominee as a director, whether nominated by the Board or a shareholder, a person must deliver to the Company a written agreement that such person will abide by this director resignation requirement.
The Board has nominated Sean H. Cohan, Robert A. Gerard, Anuradha (Anu) Gupta, Richard A. Johnson, Jeffrey J. Jones II, Mia F. Mends, Victoria J. Reich, and Matthew E. Winter for election as directors of the Company. Unless otherwise instructed, the appointed proxies will vote the shares represented by the proxy cards received by them for each of the nominees named below. Each nominee has consented to be named in this proxy statement and to serve as director if elected. If any nominee becomes unavailable for election for any reason, the Board may provide for a lesser number of directors or designate substitute nominees, and the proxies will be voted for the remaining nominees and any substitute nominees, unless otherwise instructed by a shareholder. As previously disclosed, in August 2025, Mr. Jones notified the Board of his intention to retire as President and CEO of the Company and, assuming his reelection at the Annual Meeting, from the Board, in each case effective on December 31, 2025. Accordingly, if reelected at the Annual Meeting, Mr. Jones is not expected to serve his full term. The Board appointed Curtis A. Campbell, currently the Company’s President, Global Consumer Tax and Chief Product Officer, to succeed Mr. Jones as President and CEO, effective immediately upon Mr. Jones’s retirement. The Board intends to appoint Mr. Campbell to the Board to fill the vacancy created immediately upon Mr. Jones’s retirement.
DIRECTOR NOMINATION PROCESS
The Board of Directors is responsible for nominating members for election to the Board and for filling any vacancies between annual meetings of shareholders. The G&N Committee is responsible for identifying, screening, and recommending director candidates to the entire Board. The G&N Committee works with the Board to determine the appropriate characteristics, skills, and experience for the Board as a whole and its individual members. In evaluating the suitability of individual Board members, the Board takes into account many factors as described below. The Board evaluates each individual in the context of the Board as a whole with the objective of retaining a group of directors with diverse and relevant experience that can best perpetuate the Company’s success and represent shareholder interests through sound judgment.
The G&N Committee may seek the input of other members of the Board or management in identifying candidates who meet the criteria outlined above. In addition, the G&N Committee may use the services of consultants or a search firm. The G&N Committee will consider recommendations by the Company’s shareholders of qualified director candidates for possible nomination by the Board. Shareholders may recommend qualified director candidates by writing to the Company’s Corporate Secretary at H&R Block, Inc., One H&R Block Way, Kansas City, Missouri 64105. Submissions should
H&R Block, Inc. | Notice of Annual Meeting of Shareholders and 2025 Proxy Statement	5

include information regarding a candidate’s background, qualifications, experience, and willingness to serve as a director. Based on a preliminary assessment of a candidate’s qualifications, the G&N Committee may conduct interviews with the candidate or request additional information from the candidate. The G&N Committee uses the same process for evaluating all candidates for nomination by the Board, including those recommended by shareholders. The Bylaws permit persons to be nominated as directors directly by shareholders under certain conditions. To do so, shareholders must comply with the advance notice requirements under the Bylaws as outlined in the “Shareholder Proposals and Nominations” section of this proxy statement. The Company did not receive notice from any shareholder prior to the deadline for submitting notice of an intention to nominate any additional persons for election as directors at the Annual Meeting.
Both the Board and the G&N Committee believe that diversity of skills, perspectives, backgrounds, and experiences among Board members improves the Board’s oversight and evaluation of management on behalf of the shareholders and produces more creative thinking and better strategic decision-making by the Board. Although we do not have a formal policy concerning diversity of director nominees, the G&N Committee considers, among other factors, the distinctive skills and perspectives that candidates with diverse personal backgrounds and professional experiences have to offer.
SELECTING AND EVALUATING OUR NOMINEES
When evaluating potential director nominees, the G&N Committee considers each individual’s professional experience, areas of expertise, and educational and personal backgrounds. The Board determines the appropriate mix of experiences, areas of expertise, and educational backgrounds in order to maintain a Board that is strong in its collective knowledge and that has the skillsets necessary to fulfill its responsibilities, meet the future needs of the Company, and represent the interests of our shareholders.
Among the most important specific skills, knowledge, and experience that the G&N Committee and Board consider when determining whether to nominate an individual for election are the following:
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Operating experience as current or former executives, which gives directors specific insight into, and expertise that will foster active participation in, the development and implementation of our operating plan and business strategy;

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Executive leadership experience, which gives directors who have served in significant leadership positions strong abilities to motivate and manage others and to identify and develop leadership qualities in others;

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Accounting or financial expertise, which enables directors to analyze our financial statements, capital structure, and complex financial transactions, and oversee our accounting and financial reporting processes;

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ERM experience, which contributes to oversight of management’s risk monitoring and risk management programs, and establishment of risk appetite aligned with our strategy;

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Financial, technology, or retail industry knowledge, which are vital in understanding and reviewing our strategy, including the acquisition of businesses that offer complementary products or services;

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Public company board and corporate governance experience, which provides directors a solid understanding of their extensive and complex oversight responsibilities and furthers our goals of greater transparency, accountability for management and the Board, and protection of our shareholders’ interests;

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Information security experience, which is valuable in understanding information security risks and contributes to oversight of our information security programs, policies, and procedures; and

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ESG expertise, which enables directors to analyze ESG risk and oversee our ESG strategy and initiatives.

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SUMMARY OF DIRECTOR NOMINEES’ SKILLS AND EXPERIENCE
	Cohan	Gerard	Gupta	Johnson	Jones	Mends	Reich	Winter
Skills and Experience
Operating experience	•	•	•	•	•	•	•	•
Executive leadership	•	•	•	•	•	•	•	•
Accounting/financial expertise	•	•	•	•	•	•	•	•
ERM experience		•		•	•		•	•
Industry knowledge		•	•	•	•	•		•
Public company board and corporate governance	•	•		•	•	•	•	•
Information security experience			•	•	•			•
ESG expertise	•	•		•	•	•	•
Demographic Information
Tenure (years)*	4	18	6	10	8	4	14	8
Age*	50	80	56	67	57	50	67	68
Gender	M	M	F	M	M	F	F	M
Race/Ethnicity
Black/African American	•					•
Asian/Other Pacific Islander			•
White/Caucasian		•		•	•		•	•

*
Tenure and age calculated as of the date of this proxy statement; tenure rounded to the nearest whole number of years.

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DIRECTOR NOMINEES
The Board believes the director nominees are highly qualified and have significant leadership experience, knowledge, and skills that qualify them for service on our Board, and, as a group, represent diverse views, experiences, and backgrounds. All director nominees satisfy the criteria set forth in our Corporate Governance Guidelines and possess the personal characteristics that are essential for the proper and effective functioning of the Board. Each nominee’s biography below contains additional information regarding the nominee’s experiences, qualifications, and skills.
The number of shares of common stock, share units, and share equivalents beneficially owned by each nominee for director is listed under the heading “Security Ownership of Directors and Management” on page 61.
Sean H. Cohan Director Since: 2021 Age: 50 Committee Memberships: Compensation; G&N
Experience: Mr. Cohan serves as President of Bell Media Inc., the mass media subsidiary of BCE Inc., a publicly traded Canadian communications company, and he is a member of the BCE Inc. leadership team. Prior to his current position, Mr. Cohan served as Chief Growth Officer and President, International of Nielsen Holdings plc, a global media measurement and data analytics company, from March 2020 to January 2023, leaving following a successful $16 billion take-private transaction. Mr. Cohan has decades of experience in global media and consumer businesses, including 15 years at A+E Networks where he served as President, International and Digital Media from 2015 to 2018. Following his tenure at A+E, Mr. Cohan was President and Chief Business Officer at Wheelhouse Group, LLC, a diversified content venture, from 2019 to early 2020. He has a Bachelor’s Degree in Economics from Harvard and a Masters from the Stanford Graduate School of Business.
Other Boards and Appointments: Mr. Cohan sits on the Board of Directors/Trustees for the Parrish Art Museum (acting as Co-President), the Banff World Media Festival, and is former Treasurer and current Board Member of The Opportunity Network. Mr. Cohan is also a Board Director at FxM, a private fintech media company focused on payment processes and supply sourcing.
Director Qualifications: Mr. Cohan brings extensive strategic, financial, operational, and growth experience to the Board, along with a track record of successfully transforming businesses, brands, teams, relationships, and culture.

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Robert A. Gerard Director Since: 2007 Age: 80 Committee Memberships: Finance (Chair); G&N
Experience: Mr. Gerard is the General Partner and investment manager of GFP, L.P., a private investment partnership. From 2004 to 2011, Mr. Gerard was Chairman of the Management Committee and CEO of Royal Street Communications, LLC, a licensee, developer, and operator of telecommunications networks in Los Angeles and Central Florida. From 1977 until his retirement in 1991, Mr. Gerard held senior executive positions with investment banking firms Morgan Stanley & Co., Dillon Read & Co., and Bear Stearns. From 1974 to 1977, Mr. Gerard served in the United States Department of the Treasury, completing his service as Assistant Secretary for Capital Markets and Debt Management. Mr. Gerard is a graduate of Harvard College and holds a Masters of Arts degree and a Juris Doctor degree from Columbia University.
Other Boards and Appointments: Mr. Gerard served as a director of Gleacher & Company, Inc. from 2009 through May 2013, where he most recently served as Chair of the Executive Compensation Committee and was a member of the Committee on Directors and Corporate Governance.
Director Qualifications: Mr. Gerard brings to the Board extensive experience in the financial services industry and many years of business experience in senior management and finance, as well as experience serving on the boards of other public companies.

Anuradha (Anu) Gupta Director Since: 2019 Age: 56 Committee Memberships: Compensation; G&N (Chair)
Experience: Ms. Gupta has served as Senior Vice President, Strategy Planning and Finance of Starbucks Corporation since June 2025. Previously, she served as Chief Business Development and Strategy Officer of Signet Jewelers Ltd. from September 2023 until June 2025. Prior to that, she served as Chief Revenue Officer of Better Home & Finance Holding Company, a digital-first homeownership company, until September 2023. She also served as Executive Vice President, Chief Growth Officer of Bed Bath & Beyond Inc., a publicly held home products retailer, from October 2021 until January 2023, where she previously served as the Chief Strategy and Transformation Officer starting in October 2020. Bed Bath & Beyond filed a voluntary petition for bankruptcy in April 2023. Prior to Bed Bath & Beyond, she served as the Chief Operating Officer of Jyve Corporation, a talent marketplace and business optimization platform, from November 2018 to October 2020, Senior Vice President, Operational Excellence at Target Corporation, a retail sales company, from 2015 to 2018, and Senior Operating Executive at Hellman & Friedman LLC, a private equity firm, from 2013 to 2015. Prior to that, she was with The Michaels Companies Inc. for five years from 2008 to 2013, serving as Vice President, Process and Profit Improvement. Earlier in her career, she served in multiple strategic roles at Safeway Inc. and HCL Technologies Inc. Ms. Gupta received her Bachelor of Science (Honors) and MBA (Financial Management) from the University of Delhi.
Other Boards and Appointments: None.
Director Qualifications: Ms. Gupta brings to the Board expertise in strategic transformations and driving operational excellence across multiple industries, including extensive experience in the retail industry.

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Richard A. Johnson Director Since: 2015 Age: 67 Committee Memberships: Audit; Compensation
Experience: Mr. Johnson retired as CEO and President of Foot Locker, Inc., a leading publicly held global athletic footwear and apparel retailer, on September 1, 2022. He continued to serve as Executive Chairman of the Board of Foot Locker until January 2023. Mr. Johnson had served as CEO and President of Foot Looker since December 1, 2014, and as Chairman of the Board since May 2016. Prior to becoming CEO and President, he served in a variety of other leadership roles with Foot Locker, Inc. including Executive Vice President and Chief Operating Officer, Executive Vice President/Group President – Retail Stores, CEO and President of Foot Locker U. S./Lady Foot Locker/Kids Foot Locker/Footaction, CEO and President at Foot Locker Europe B.V., Foot Locker’s European headquarters in the Netherlands, President and CEO of Footlocker.com/Eastbay, and prior to that, held various executive positions at Eastbay, Inc. From 1990 to 1993, Mr. Johnson was a transportation economics manager at Graebel Van Lines, Inc. Earlier in his career, he worked for Electronic Data Systems, an IT services company, as a systems engineer. Mr. Johnson received a Bachelor of Arts degree in Business Administration and Accountancy from the University of Wisconsin, Eau Claire.
Other Boards and Appointments: Mr. Johnson previously served as director and member of the Executive Committee of Foot Locker, Inc. between 2014 and 2023, serving as Chairman of the Board from May 2016 until January 2023. During 2013, he served as a director of Maidenform Brands, Inc. Mr. Johnson also served as the Chairman of the board of directors of the Retail Industry Leaders Association and on the board of directors of The Footwear Distributors and Retailers of America from January 2022 to January 2023. Mr. Johnson currently serves on the Chancellor’s National Leadership Council at the University of Wisconsin, Eau Claire. Mr. Johnson joined the Board of Graebel Companies, Inc., a private company and global leader in mobility services, in January 2024, and he joined the Board of Build-A-Bear Workshop, Inc., a publicly traded experiential specialty retailer, in March 2025.
Director Qualifications: Mr. Johnson brings to the Board extensive knowledge of brick and mortar and digital/dot.com retail operations, as well as significant leadership, operations, financial management, and enterprise risk management experience.

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Jeffrey J. Jones II, President and Chief Executive Officer Director Since: 2017 Age: 57 Committee Memberships: Finance
Experience: Mr. Jones has served as our President and CEO since October 2017, and, prior to serving as President and CEO, was President and CEO-Designate beginning August 2017. Before that, Mr. Jones served as President, Ride Sharing at Uber Technologies Inc., an on-demand car service company, from September 2016 until March 2017 and Executive Vice President and Chief Marketing Officer at Target Corporation, a retail sales company, from April 2012 to September 2016. Prior to his time at Target Corporation, Mr. Jones was Partner and President of McKinney Ventures LLC, an advertising agency, from March 2006 to March 2012. Mr. Jones holds a Bachelor of Arts degree in Communications from the University of Dayton.
Other Boards and Appointments: Mr. Jones serves on the board of directors of Advance Auto Parts, Inc. a publicly held auto parts retailer, where he chairs the Compensation Committee and is a member of the Nominating & Governance Committee.
Director Qualifications: Mr. Jones brings to the Board intimate knowledge of the Company’s daily operations as the Company’s President and CEO, an extensive background in marketing and the retail industry, and significant experience as a senior executive at various public companies.

Mia F. Mends Director Since: 2021 Age: 50 Committee Memberships: Audit; G&N
Experience: Ms. Mends serves as Chief Executive Officer, C&W Services at Cushman & Wakefield plc, a leading global real estate services firm. Prior to joining C&W Services, Ms. Mends spent a decade in senior leadership roles at Sodexo Inc., a global food services and facilities management company, including serving as Global Chief Diversity & Inclusion Officer and CEO, Impact Ventures from May 2021 to June 2022; Chief Administrative Officer, North America and leading SodexoMAGIC, a joint venture between Sodexo and Magic Johnson Enterprise, from July 2019 to May 2021; CEO of Benefits & Rewards Services from 2015 until 2019; and Vice President, Sales, for the Americas Region in Sao Paulo, Brazil from 2012 until 2015. Before joining Sodexo, she was General Manager of the Prepaid Debit Card Division of Noventis Inc. Ms. Mends holds a bachelor’s degree in economics from Wellesley College and an MBA from Harvard Business School.
Other Boards and Appointments: Ms. Mends serves on the board of EMERGE Fellows program and sits on the Business Leadership Council at Wellesley College and the Alumni Board of Harvard Business School. She also formerly served as a corporate director of SEP Acquisition Corp. and Limeade Inc.
Director Qualifications: Ms. Mends brings to the Board expertise in business transformation, strategy, and corporate social responsibility, as well as operational experience in the financial services space.

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Victoria J. Reich Director Since: 2011 Age: 67 Committee Memberships: Audit (Chair); Finance
Experience: Ms. Reich served as the Senior Vice President and Chief Financial Officer of United Stationers Inc. (now known as Essendant, Inc.), a wholesale distributor of business products, from 2007 until 2011. Prior to that, Ms. Reich spent ten years with Brunswick Corporation, a manufacturer of recreational marine products, where she most recently was President of Brunswick European Group from 2003 until 2006. She served as Brunswick’s Senior Vice President and Chief Financial Officer from 2000 to 2003 and as Vice President and Controller from 1996 until 2000. Before joining Brunswick, Ms. Reich spent 17 years at General Electric Company where she held various financial management positions. Ms. Reich holds a Bachelor of Science degree in Applied Mathematics – Economics from Brown University.
Other Boards and Appointments: Ms. Reich is a director of Ecolab Inc., a publicly held provider of water, hygiene, and infection prevention solutions, where she is a member of the Audit Committee and the Governance Committee. She is also a director of Ingredion Incorporated, a publicly held ingredient provider, where she is Chairman of the Audit Committee.
Director Qualifications: Ms. Reich brings to the Board extensive financial management experience, operational experience, and executive leadership abilities.

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Matthew E. Winter Director Since: 2017 Age: 68 Committee Memberships: Audit; Compensation (Chair)
Experience: Mr. Winter served as President, The Allstate Corporation, a publicly held personal lines insurer, from January 2015 until his retirement in February 2018. Prior to serving as President of The Allstate Corporation, he was President, Allstate Personal Lines of Allstate Insurance Company beginning in December 2013 and, prior thereto, he served The Allstate Corporation and Allstate Insurance Company in various executive capacities beginning in 2009. Before joining Allstate, Mr. Winter held numerous senior executive positions at large financial institutions and insurance providers. In addition, he spent more than 12 years on active duty with the United States Army and also practiced law for several years before joining the insurance industry. Mr. Winter earned his Bachelor of Science from the University of Michigan, his Juris Doctor degree from the Albany Law School of Union University, and a Master of Laws from the University of Virginia School of Law. He is also a graduate of Harvard Business School’s Advanced Management Program.
Other Board and Appointments: Mr. Winter is currently the Lead Independent Director of the board of ADT Inc., a publicly held provider of monitored security and interactive home and business automation solutions. Mr. Winter also serves on the board of The Hartford Financial Services Group, Inc., a publicly held investment and insurance company, The Winter-Lehman Family Foundation, and The Stockbridge Bowl Association. He also serves on the Board of Trustees of Volunteers in Medicine – Berkshires. Mr. Winter previously served on the boards of Feeding America, the Leukemia and Lymphoma Society, the Houston Food Bank, and both the Connecticut and Houston Opera Companies.
Director Qualifications: Mr. Winter brings to the Board extensive leadership experience developed throughout his career at Allstate and with other large financial institutions and insurance providers, as well as significant operations, consumer products, financial services, and enterprise risk management experience. In July 2023, Mr. Winter received the CERT Certificate in Cybersecurity Oversight from the Software Engineering Institute at Carnegie Mellon University.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE EIGHT NOMINEES FOR DIRECTOR IN THIS PROPOSAL 1.
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ADDITIONAL INFORMATION CONCERNING THE BOARD OF DIRECTORS
BOARD OF DIRECTORS’ MEETINGS AND COMMITTEES
The Board of Directors is responsible for overseeing and providing policy guidance on the Company’s business and affairs. During the 2025 fiscal year, the Board of Directors held six meetings. During the 2025 fiscal year, each incumbent director attended at least 75% of the aggregate total number of meetings of the Board of Directors and Board committees of which the director was a member. Overall, our incumbent directors attended over 95% of all Board of Directors meetings and applicable Board committee meetings held during the 2025 fiscal year.
The four standing committees of the Board, their primary duties, and committee membership are described below. The Company’s Corporate Governance Guidelines, Code of Business Ethics and Conduct, the Board of Directors Independence Standards (the “Independence Standards”), and charters for each of the standing committees may be accessed on the Company’s Investor Relations website at https://investors.hrblock.com/corporate-governance. These documents are also available in print to shareholders upon written request to the Corporate Secretary, H&R Block, Inc., One H&R Block Way, Kansas City, Missouri 64105.
Audit Committee
Committee Members Ms. Reich (Chair) Mr. Johnson Ms. Mends Mr. Winter Four meetings in fiscal year 2025
■
Approves the appointment of the Company’s independent registered public accounting firm

■
Evaluates the independence and performance of such firm

■
Reviews the scope of the annual audit

■
Reviews and evaluates the effectiveness of the Company’s internal audit function

■
Reviews the effectiveness of the Company’s ERM program and the Company’s major financial risk exposures and the steps management has taken related thereto

■
Ensures that the Company has established a system to enforce the H&R Block Code of Business Ethics and Conduct

■
Reviews and discusses with management and the independent registered public accounting firm the audited financial statements and accounting principles

See the “Audit Committee Report” on page 57. All of the members of the Audit Committee are independent under regulations adopted by the SEC, NYSE listing standards, and the Independence Standards. The Board has determined that each member of the Audit Committee is financially literate under NYSE guidelines and that Mr. Johnson, Ms. Reich, and Mr. Winter are each an audit committee financial expert pursuant to the criteria prescribed by the SEC.

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Compensation Committee
Committee Members Mr. Winter (Chair) Mr. Cohan Ms. Gupta Mr. Johnson Five meetings in fiscal year 2025
■
Reviews and approves the Company’s overall executive compensation philosophy, including compensation of the executive officers of the Company and its subsidiaries

■
Reviews and formally evaluates the CEO’s performance against corporate goals and objectives and approves the CEO’s compensation

■
Reviews risks related to the Company’s compensation policies and practices

■
Administers the Company’s STI and LTI compensation plans

See the “Compensation Discussion and Analysis” beginning on page 23. The Compensation Committee may delegate authority to subcommittees as the Compensation Committee deems appropriate and in the best interests of the Company and its shareholders, to the extent permitted by applicable law and the NYSE listing standards. All of the members of the Compensation Committee are independent under NYSE listing standards and the Independence Standards.

Governance and Nominating Committee
Committee Members Ms. Gupta (Chair) Mr. Cohan Mr. Gerard Ms. Mends Four meetings in fiscal year 2025
■
Reviews and oversees corporate governance matters

■
Initiates recommendations of nominations for election as a director of the Company

■
Evaluates the performance of the Board

■
Recommends the compensation of the non-employee directors of the Company

■
Reviews and makes recommendations regarding ESG matters when requested by the Board

All of the members of the G&N Committee are independent under NYSE listing standards and the Independence Standards.

Finance Committee
Committee Members Mr. Gerard (Chair) Mr. Jones Ms. Reich One meeting in fiscal year 2025
■
Provides advice to management and the Board of Directors concerning:

 —
Financial structure of the Company

 —
Share repurchases, dividends, and other capital allocation decisions

 —
Funding of operations of the Company and its subsidiaries

 —
Investment of Company funds

■
Reviews and makes recommendations to the Board regarding capital allocation and proposed acquisitions, dispositions, mergers, joint ventures, investments, and similar transactions

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DIRECTOR COMPENSATION
The Board considers and determines non-employee director compensation each year, taking into account recommendations from the G&N Committee. The G&N Committee forms its recommendation regarding any proposed changes to non-employee director compensation based on its review of director compensation practices at a specific group of peer companies, based on publicly disclosed information (more discussion of the process for determining our peer group of companies can be found on page 37). Management, in consultation with the Compensation Committee’s independent compensation consultant, assists the G&N Committee in its review by accumulating and summarizing market data on director compensation levels and practices at our peer group of companies and reviewing external survey sources.
Compensation elements for our non-employee directors for fiscal year 2025 were as follows:
Compensation Element	Amount (annual)
Annual Cash Retainer(1)	$85,000
Annual Equity Retainer(2)	$190,000 (payable in DSUs)
Non-Executive Chairman of the Board Retainer(2)	$200,000 (payable in DSUs)
Chair Retainer(1)
■ Audit Committee	$35,000
■ Compensation Committee	$25,000
■ G&N Committee	$20,000
■ Finance Committee(3)	$15,000
Member Retainer(1)
■ Audit Committee	$15,000
■ Compensation Committee	$10,000
■ G&N Committee	$7,500
■ Finance Committee	$5,000
Per Meeting Fee(4)	$1,500 per meeting

(1)
Paid in quarterly installments.

(2)
Equity grants are generally made immediately following election of directors at the Annual Meeting.

(3)
Due to his position as non-executive Chairman of the Board, Mr. Gerard waived the Finance Committee Chair retainer for fiscal year 2025.

(4)
Payable if and only to the extent that total board meetings exceed ten meetings per fiscal year, or committee meetings exceed ten meetings per fiscal year per committee.

DSU awards are fully vested on the grant date. Vested DSUs are held in a deferred compensation account and become payable, in shares of common stock, on the six-month anniversary of termination of service as a director. However, if a non-employee director dies prior to the payment, the balance of the non-employee director’s DSU account becomes payable to the non-employee director’s beneficiary, in shares of common stock, within ninety days following the non-employee director’s death. There are no dividends paid on outstanding DSUs prior to the DSUs becoming payable, but dividend equivalents accumulate and are paid when the DSUs otherwise become payable.
On November 6, 2024, DSUs approximately equal in value to $190,000 were granted to each of the Company’s incumbent non-employee directors for the period of service on the Board beginning November 6, 2024 and ending at the 2025 Annual Meeting on November 5, 2025. In addition, DSUs approximately equal in value to $200,000 were granted to Mr. Gerard for serving as non-executive Chairman of the Board. Mr. Johnson did not receive any additional grants in connection with his appointment as non-executive Chairman of the Board, but he is expected to receive an additional prorated award in November 2025 as compensation for his service as Chairman from April 2025 through the Annual Meeting date.
The H&R Block, Inc. 2018 Long Term Incentive Plan (the “2018 Plan”), which was approved by our shareholders, limits the aggregate equity and cash compensation to $750,000 that can be paid to a
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non-employee director of the Company in a calendar year. The limit does not apply to incremental compensation paid to a director solely as non-executive Chairman of the Board, provided that such director does not participate in the decision to award that additional compensation. In setting the non-employee director compensation limit, the G&N Committee and the Board reviewed survey data provided by the Compensation Committee’s independent compensation consultant.
The Company provides to its non-employee directors free business travel insurance in connection with Company-related travel and, consistent with the benefit provided to our full-time employees, the opportunity to use our tax preparation services for no charge. In addition, the H&R Block Foundation will match gifts by our directors to any qualified not-for-profit organization on a dollar-for-dollar basis up to an annual aggregate limit of $5,000 per director per calendar year.
The Board has adopted stock ownership guidelines applicable to non-employee directors. The non-employee director ownership guidelines require ownership of a level of qualifying equity securities with an aggregate value of at least five times the annual cash retainer paid to them. Until a non-employee director satisfies the applicable holding requirement, the director is required to retain any covered shares (which include shares owned directly or indirectly by such non-employee director, the after-tax value of vested stock option awards, if any, and share equivalents the non-employee director holds in the Company’s benefit plans). In addition, Board members are subject to our Insider Trading Policy which, among other things, prohibits hedging and pledging transactions related to Company securities.
DIRECTOR COMPENSATION TABLE
The following table sets forth total director compensation for non-employee directors for fiscal year 2025.
Current Directors	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	Option Awards ($)(4)	All Other Compensation ($)(5)	Total ($)
Sean H. Cohan	102,500	196,813	—	—	299,313
Robert A. Gerard	97,500	403,879	—	5,000	506,379
Anuradha (Anu) Gupta	115,000	196,813	—	—	311,813
Richard A. Johnson	110,000	196,813	—	5,000	311,813
Mia F. Mends	107,500	196,813	—	4,500	308,813
Victoria J. Reich	125,000	196,813	—	5,000	326,813
Matthew E. Winter	125,000	196,813	—	5,000	326,813
Former Directors
Yolande G. Piazza(6)	25,000	—	—	—	25,000

(1)
This column includes, as applicable, the annual cash Board retainer and committee chair and member retainers earned or paid for services as a director during fiscal year 2025.

(2)
The dollar amounts represent the grant date fair value under FASB Accounting Standards Codification Topic 718 “Stock Compensation” (“ASC 718”) for DSUs awarded during fiscal year 2025 to the non-employee director. The grant date fair value of an award is computed in accordance with ASC 718 utilizing assumptions discussed in Note 8: “Stock-Based Compensation” to the Company’s consolidated financial statements in the Form 10-K for the year ended June 30, 2025, as filed with the SEC. As of June 30, 2025, the following DSUs were outstanding: Mr. Cohan – 24,147; Mr. Gerard – 296,949; Ms. Gupta – 38,785; Mr. Johnson – 70,041; Ms. Mends – 24,147; Ms. Reich – 110,803; and Mr. Winter – 54,359.

(3)
The DSU award value approved by the Board of Directors for fiscal year 2025 was converted into the number of DSUs by dividing the dollar amount of the award by the average current market value per share of the Company’s common stock for the ten consecutive trading days ending on the date the DSUs were granted to the non-employee director. The current market value per share generally is the closing sales price of a share of our common stock as reported on the NYSE. However, the grant date fair value of an award computed in accordance with ASC 718 does not utilize such an average. As such, the value approved by the Board for fiscal year 2025 differs from the value reported in this column.

(4)
As of June 30, 2025, no non-employee director had any stock options outstanding.

(5)
This column represents the H&R Block Foundation matching amount on contributions to 501(c)(3) organizations.

(6)
As previously disclosed, on September 17, 2024, Ms. Piazza notified the Board of Directors of her decision to resign as a director of the Company effective immediately. As a result, Ms. Piazza ceased being a director of the Company as of that date.

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CORPORATE GOVERNANCE
Corporate Governance Guidelines
Our Board of Directors operates under Corporate Governance Guidelines (the “Governance Guidelines”) to assist the Board in exercising its responsibilities. The Governance Guidelines reflect the Board’s commitment to monitoring the effectiveness of policy and decision-making both at the Board level and the management level, with a view to enhancing shareholder value over the long term. The Governance Guidelines also ensure that the Board will have the necessary authority and practices to review and evaluate the Company’s business operations and make decisions independent of the Company’s management. The Governance Guidelines are not intended to be a static statement of the Company’s policies, principles, and guidelines, and are subject to regular assessment and refinement by the Board.
Annual Evaluation of Board, Committees, and Independent Board Chair
Overview of Evaluation Process
The Board believes that establishing and maintaining a constructive evaluation process is essential to maintaining Board effectiveness and best corporate governance practices. Pursuant to our Corporate Governance Guidelines, the Board evaluates its performance, as well as the performance of the Board Chair, the Board committees, and individual directors, on an annual basis through an evaluation process administered by the G&N Committee, which includes utilizing an independent third party to facilitate evaluations on a periodic basis. The G&N Committee recommends, and the full Board reviews and approves, the evaluation process annually. This annual determination ensures that the evaluation process continues to be effective in identifying areas to enhance the performance and effectiveness of the Board, the Board Chair, the Board committees, and individual directors.
Multi-Step Evaluation Process

1
Based upon G&N Committee's recommendation, Board approves annual evaluation process
Candid Discussions Held Between
2
Independent Board Chair, G&N Committee Chair, and each Board member to assess Board and Committee performance and, as necessary, individual director performance
Committee Analysis and Report
3
The Committee considers the discussions with individual Board members and reports its findings and conclusions to the full Board
Results
Board and Committee policies and practices are revised as appropriate, and results of assessment are considered in establishing future Board and Committee agendas

This process is aided by a written framework used to facilitate the discussions. The framework is updated annually to reflect new developments and areas of focus as the G&N Committee determines appropriate and encompass many factors, including Board size, structure, succession and committees, as well as meeting cadence and Board-Management communication.
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Director Service on Other Boards
The Governance Guidelines provide that directors should not serve on more than three other boards of public companies in addition to the Company’s Board. Before serving on the board of another public company, directors are required to give prior notice to the Board. The CEO of the Company is not permitted to serve on more than one other board of a public company in addition to the Company’s Board and must obtain Board approval prior to serving on the board of any public company. Currently, all director nominees are in compliance with these guidelines.
Mandatory Director Resignation Policies
The Company’s Bylaws provide that any incumbent director who is not elected by a majority of shares entitled to vote on the election and represented in person or by proxy must promptly tender an irrevocable resignation from the Board, subject only to the condition that it is accepted by the Board. The G&N Committee will make a recommendation, and the Board will then act on the tendered resignation, taking into account that recommendation, and publicly disclose its decision and the rationale within ninety days from the date of the certification of the election results. The G&N Committee and the Board may consider any factors or other information considered appropriate and relevant in making their respective decisions. The director who tenders the resignation is not permitted to participate in the proceedings with respect to such resignation. If the Board accepts a director’s resignation, or if a non-incumbent nominee for director is not elected, then the Board may fill the vacant position or decrease the size of the Board in accordance with the Bylaws.
In addition, the Governance Guidelines provide that any director whose principal employment or major responsibilities materially change must tender a resignation from the Board for consideration by the G&N Committee. The G&N Committee will make a recommendation regarding, and the Board will then act on, the tendered resignation.
To be eligible to be a nominee for election as a director, a person must deliver to the Company a written agreement that such person will abide by these director resignation requirements.
Independent Chairman and Board Leadership Structure and Accountability
The Company’s Articles, Bylaws, and the Governance Guidelines require that the Chairman of the Board be an independent director, not simultaneously serving as CEO or President of the Company, who has not previously served as an executive officer of the Company. As described above, Mr. Gerard served as our independent Chairman until April 1, 2025, when Mr. Johnson was unanimously appointed by the Board as the new independent Chairman, consistent with the Board’s commitment to refreshment and succession planning. The Chairman leads all meetings of the Board, including executive sessions of the non-employee directors held at each regular meeting of the Board.
We believe that our current Board structure creates a positive balance in leadership and accountability, as the functions of CEO and Chairman are significantly different. In addition to balancing responsibilities, we believe that this structure enhances the accountability of the CEO to the Board and strengthens the Board’s independence from management. Separating the roles of Chairman and CEO also allows the CEO to focus on running our business and managing the Company in the best interests of our shareholders. At the same time, our non-executive Chairman handles the separate responsibilities of Board and committee scheduling, Board agendas, and other Board organizational tasks, as well as leading the Board in discussions concerning CEO employment and performance evaluation and speaking on behalf of the Board and the Company regarding corporate governance- and investor relations-related issues.
A Substantial Majority of the Board is Independent
As further described in the Governance Guidelines, the Board believes that a substantial majority of the Board should consist of directors who are independent under NYSE listing standards. As described below, seven of the Board’s current eight directors are independent directors within the meaning of the NYSE listing standards and Independence Standards. Mr. Jones is not an independent director under the NYSE listing standards or Independence Standards due to his position as our President and
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CEO. Assuming all eight director nominees are elected at the Annual Meeting, all of the directors, other than Mr. Jones, will be independent directors within the meaning of the NYSE listing standards and Independence Standards.
NYSE listing standards provide that a director does not qualify as independent unless the Board affirmatively determines that the director has no material relationship with the Company. The listing standards permit the Board to adopt and disclose standards to assist the Board in making determinations of independence. Accordingly, the Board has adopted the Independence Standards to assist the Board in determining whether a director has a material relationship with the Company.
Evaluation of Director Independence
In August 2025, the Board conducted an evaluation of director independence regarding the current directors and nominees for director based on the NYSE listing standards and Independence Standards. In addition, the Board also conducted an evaluation of the independence of each of the members of the Audit, Compensation, and G&N Committees in accordance with the requirements of the NYSE listing standards. In connection with this evaluation, the Board considered the responses provided by the directors in their annual director questionnaires and reviewed any relationships between each director or immediate family member and the Company, its subsidiaries, and their employees. As a result of its evaluation, the Board affirmatively determined that Messrs. Cohan, Gerard, Johnson, and Winter and Mses. Gupta, Mends, and Reich are independent. In addition, the Board affirmatively determined that each member of the Audit, Compensation, and G&N Committees is independent under all applicable standards.
Code of Ethics
All directors, officers, and employees of the Company must act ethically and in accordance with the policies set forth in the H&R Block Code of Business Ethics and Conduct (the “Code”). The Code includes guidelines relating to the ethical handling of actual or potential conflicts of interest, compliance with domestic and foreign laws, accurate financial reporting, and procedures for promoting compliance with, and reporting violations of, the Code. In support of the Code, we have established a number of channels for reporting potential ethics violations or similar concerns or for guidance on ethics matters, including via email, telephone, or in-person communications. All individuals have the ability to report concerns or discuss ethics-related matters anonymously.
The Audit Committee has also established procedures for the receipt, retention, and treatment of reports regarding accounting, internal accounting controls, or audit matters, including reports made to the Corporate Secretary by phone at (816) 854-4288 or by email to corporatesecretary@hrblock.com. The Code is overseen by the Company’s Chief Ethics Officer, who is appointed by the Audit Committee. To help ensure the Audit Committee’s effective oversight of our ethics and compliance program, the Audit Committee regularly receives reports from the Chief Ethics Officer and reviews matters related to the Company’s ethics and compliance program.
The Code can be accessed on the Company’s website at https://investors.hrblock.com/corporate-governance. The Code is also available in print to shareholders upon written request to the Corporate Secretary, H&R Block, Inc., One H&R Block Way, Kansas City, Missouri 64105. The Company will post any amendments to or waivers of the Code, to the extent applicable to any of the Company’s executive officers or directors as required under applicable rules, on our website.
Succession Planning
The Board recognizes the importance of effective executive leadership to the Company’s success. The Company’s Board is actively engaged and involved in succession planning. The Board discusses the talent pipeline for specific critical roles, and high-potential leaders are given exposure and visibility to Board members through formal presentations and informal events. More broadly, the Board is regularly updated on key talent indicators for the overall workforce, including economic environment, diversity, recruiting, and development programs.
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COMMUNICATIONS WITH THE BOARD
Shareholders and other interested parties wishing to communicate with the Board, the non-employee directors, or an individual Board member concerning the Company may do so by writing to the Board, to the non-employee directors, or to the particular Board member, and mailing the correspondence to the Corporate Secretary, H&R Block, Inc., One H&R Block Way, Kansas City, Missouri 64105 or by emailing the correspondence to corporatesecretary@hrblock.com. In addition, our non-executive Chairman and other Board members have made and may in the future make themselves available for consultation and direct communication with significant shareholders.
Please indicate on any written correspondence whether the communication is from a shareholder or other interested party. The Board has instructed the Corporate Secretary and other relevant members of management to examine incoming communications and forward to the Board or individual directors as appropriate, any communication the Corporate Secretary deems relevant to the Board’s roles and responsibilities. The Board has requested that certain types of communications not be forwarded, and redirected if appropriate, such as: spam, business solicitations or advertisements, resumes or employment inquiries, service complaints or inquiries, surveys, or any threatening or hostile materials.
DIRECTOR ATTENDANCE AT ANNUAL MEETINGS OF SHAREHOLDERS
Although the Company has no specific policy regarding director attendance at the Company’s annual meeting of shareholders, all directors are encouraged to attend. All of the Company’s current directors virtually attended last year’s annual meeting.
BOARD’S ROLE IN RISK OVERSIGHT
Our Board has oversight responsibility for managing risk, directly and through its various Committees, and management is responsible for the Company’s day-to-day risk management activities. The Company has an ERM team and a management Enterprise Risk Committee to support senior management in fulfilling its day-to-day ERM responsibilities and to support the Board in fulfilling its oversight responsibility for risk management. The Company’s Corporate Secretary oversees the activities of the Enterprise Risk Committee, which is made up of Vice Presidents of major business and control functions and members of the ERM team. The Company’s ERM team, working in coordination with the Enterprise Risk Committee assists the Board in its oversight of ERM by creating and facilitating a process to identify, prioritize, monitor, and report on risks and mitigation strategies, overseeing regular reporting of risks to the Board and its committees, identifying additional risk mitigation strategies as appropriate, and monitoring emerging risks. The Board is responsible for oversight of risks related to ESG matters and receives regular reports from the Company’s Chief People and Culture Officer, including with respect to people development, associate engagement, workforce characteristics, and pay equity, to enable it to assess and manage risks related to the Company’s workforce.
In fulfilling its oversight role, the Board generally focuses on the adequacy of the Company’s risk management and mitigation processes. The Board works with the Company’s Chief Executive Officer, Chief Financial Officer, Chief Legal and Administrative Officer, and Corporate Secretary to determine the Company’s risk tolerance, and works to ensure that management identifies, evaluates, and properly manages the overall risk profile of the Company.
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In addition to the discussion of risk at the Board level, the Board’s standing committees also assess risk exposure as part of their ongoing responsibilities, as follows:
Committee of the Board	Areas of Risk Oversight	Additional Information
Audit Committee	Responsible for the oversight of policies and processes pertaining to the Company’s ERM program and specifically considers risks and controls relating to, among other things, data and cyber security and the Company’s financial statements and financial reporting processes. Responsible for the Code and for reviewing and approving the appointment of the Company’s Chief Ethics Officer, who manages the Company’s ethics and compliance program.	The Company’s Internal Audit department assists the Audit Committee and the Board in their oversight of ERM by ensuring that key risks are included in the audit plan, providing objective assurance to the Board on the effectiveness of risk management processes, and reviewing the management of key risks.
Compensation Committee	Responsible for reviewing the Company’s compensation policies and practices (including enterprise risks and compensation design risks) and the relationship among the Company’s risk management policies and practices, corporate strategy, and compensation policies and practices.	The Compensation Committee conducts an annual risk assessment related to the Company’s compensation programs. For more information, see the discussion on page 42 regarding the Company’s compensation policies and practices.
G&N Committee	Responsible for reviewing the Company’s corporate governance policies and practices and making recommendations to the Board that take into account the management of governance-related risk. Reviews and makes recommendations regarding ESG-related risks when requested by the Board.	In addition, the G&N Committee’s primary involvement in the director nomination and Board self-evaluation processes assists the Board in reviewing and mitigating risks related to the governance of our Board.
Finance Committee	Responsible for reviewing and approving plans and strategies with respect to financing transactions, acquisitions and dispositions, and other transactions involving financial risks.	The Finance Committee reviews the Company’s earnings and free cash flow, its sources and uses of liquidity, compliance with financial covenants, and uses of the Company’s cash.
Each of the committee chairs regularly reports to the full Board concerning the activities of the applicable committee, the significant issues it has discussed, and the actions taken by that committee.
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COMPENSATION DISCUSSION AND ANALYSIS
In this section, we describe the compensation of our named executive officers (“named executive officers” or “NEOs”), including an overview of our compensation philosophy and the elements of our executive compensation program. We also explain how and why the Compensation Committee arrives at specific compensation policies and practices involving our NEOs. For our fiscal year 2025, which ended June 30, 2025, our NEOs included the following:
(1)
On August 7, 2025, Mr. Jones notified the Company of his intention to retire from his position as President and Chief Executive Officer effective December 31, 2025. Mr. Jones will also retire from the Board, effective December 31, 2025, assuming his reelection to the Board at the Annual Meeting. Additional information can be found in our Form 8-K filed on August 11, 2025.

(2)
In connection with Mr. Jones’s notice of his intention to retire, the Board appointed Curtis A. Campbell, currently the Company’s President, Global Consumer Tax and Chief Product Officer, to succeed Mr. Jones as President and Chief Executive Officer, effective immediately upon Mr. Jones’s retirement on December 31, 2025. Additional information can be found in our Form 8-K filed on August 11, 2025.

(3)
Ms. Mason joined the Company on August 5, 2024 as Executive Vice President, Finance and was appointed Chief Financial Officer effective September 13, 2024.

(4)
Mr. Manuel was appointed Chief Strategy and Operations Officer effective August 7, 2024.

(5)
Ms. Redler has served as Chief Legal Officer since January 17, 2022 and was appointed Chief Legal and Administrative Officer effective April 1, 2025.

(6)
Mr. Bowen retired as Chief Financial Officer effective September 13, 2024.

EXECUTIVE SUMMARY
Fiscal year 2025 was another year of growth for the Company, continuing a positive, multi-year trend. We made meaningful progress across each strategic imperative, including:
■
In Small Business, our custom DIY experiences continued to be highly effective, and we delivered double-digit small business revenue growth;

■
In Financial Products, since launch through June 30, 2025, SpruceSM had $1.75 billion in customer deposits, with nearly 50% of deposit transactions in fiscal year 2025 being from non-tax sources; and

■
In Block Experience, we delivered meaningful results, including 6.1% year-over-year assisted revenue growth and 9.7% year-over-year DIY revenue growth.

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These accomplishments contributed to our financial results in fiscal year 2025, as follows:
In millions, except per share amounts	FY25	FY24	Change
Revenue	$3,761.0	$3,610.3	4.2%
Operating Expenses	$2,933.0	$2,805.1	(4.6)%
Net Income	$609.5	$598.0	1.9%
EBITDA1	$976.3	$963.2	1.4%
Earnings Per Share	$4.42	$4.14	6.8%
Adjusted Earnings Per Share1	$4.66	$4.41	5.7%

Note: All amounts represent results from continuing operations. All per share amounts are based on weighted average fully diluted shares over the corresponding period.
(1)
Earnings before interest, taxes, depreciation and amortization (EBITDA) and adjusted earnings per share (EPS) are non-GAAP financial measures. For more information regarding financial measures not prepared in accordance with GAAP that are disclosed in this proxy statement and for a reconciliation of these non-GAAP measures to the most directly comparable financial measures prepared in accordance with GAAP, see “Non-GAAP Financial Information” beginning on page 32 in Part II, Item 7 to the Company’s annual report on Form 10-K for the fiscal year ended June 30, 2025 filed with the SEC on August 15, 2025.

Executive Compensation Philosophy
Our executive compensation decisions are influenced by a variety of factors, with the Compensation Committee following the below principles for our executive compensation program:
We believe our executive compensation program is reasonable, competitive, and appropriately balances the objectives of recruiting, retaining, and motivating our executives while rewarding performance and aligning management and shareholder interests.
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Fiscal Year 2025 Target Pay Mix for NEOs
The performance-based nature of our NEOs’ target total direct compensation (generally, the total compensation package excluding benefits) is illustrated below:
PRESIDENT AND CHIEF EXECUTIVE OFFICER TRANSITION
As previously disclosed, on August 7, 2025, Jeffrey J. Jones II notified the Company’s Board of Directors of his intention to retire as President and Chief Executive Officer of the Company as of December 31, 2025. Mr. Jones will also retire from the Board, effective December 31, 2025, assuming his reelection to the Board at the Annual Meeting. The Board has appointed Curtis A. Campbell, currently the Company’s President, Global Consumer Tax and Chief Product Officer, to succeed Mr. Jones as President and Chief Executive Officer, effective immediately upon Mr. Jones’s retirement. Following his retirement, Mr. Jones will remain an employee of the Company in a strategic advisor role to provide certain transitional and advisory assistance until September 2, 2026. For more information about the CEO succession, see our Current Report on Form 8-K filed on August 11, 2025.
CHIEF FINANCIAL OFFICER TRANSITION
As previously disclosed, Tony G. Bowen retired as Chief Financial Officer of the Company on September 13, 2024. Tiffany L. Mason joined the Company on August 5, 2024 as Executive Vice President, Finance, and succeeded Mr. Bowen as Chief Financial Officer on September 13, 2024.
NEW CHIEF STRATEGY AND OPERATIONS OFFICER
Scott R. Manuel joined the Company as Chief Strategy and Operations Officer effective August 7, 2024. In addition to his fiscal year 2025 annual target compensation described below, Mr. Manuel received a sign-on RSU award valued at approximately $100,000. The sign-on RSU award includes a three-year vesting schedule. The Compensation Committee believes that such sign-on award was necessary and appropriate to attract Mr. Manuel given the competitive talent market. The Compensation Committee’s independent compensation consultant, Compensation Advisory Partners LLC (“CAP LLC”), reviewed proxy peer data and survey data to assist the Committee in determining an appropriate pay package for Mr. Manuel.
ENGAGEMENT WITH OUR SHAREHOLDERS
During fiscal year 2025, our Investor Relations team regularly reached out to many of our shareholders after each earnings call and material news announcement. In addition to our regular outreach this year, we also sent proactive engagement requests to our top 21 institutional shareholders, representing over 68% of our shares outstanding. Our fiscal year 2025 engagement created opportunities for shareholders to interact with our management team through various channels including one-on-one meetings, conferences, and non-deal road shows. These engagements have provided management and the Board with valuable insights into our shareholders’ perspectives on our executive compensation program, governance practices, and other matters of importance to them; and we intend to continue these practices regularly. At our 2024 annual meeting, shareholders approved our executive compensation program on an advisory basis, with approximately 98% of votes cast in favor of the proposal, which we believe demonstrates strong shareholder support of our compensation program and practices.
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EXECUTIVE COMPENSATION PRACTICES
The Compensation Committee regularly reviews best practices in executive compensation and governance, and revises policies and practices when appropriate. The table below highlights our current compensation practices that we believe demonstrate alignment with our shareholders’ long-term interests, legal and regulatory developments, and corporate governance trends.
What We Do	What We Don’t Do

Tie pay to performance.

Engage in a rigorous performance goal setting process.

Mitigate undue risk through substantial emphasis on long-term equity incentives, caps on potential payments, and clawback provisions and policies.

Provide modest post-termination benefits and double-trigger change in control severance payment provisions.

Require double-trigger vesting of equity awards in the event of a change in control.

Provide only minimal perquisites that we believe have a sound benefit to the Company.

Have rigorous stock ownership and retention guidelines for our executives.

Impose minimum vesting periods for all executives’ equity awards.

Use of an independent compensation consultant by the Compensation Committee.

No executive employment contracts except with Mr. Jones, our CEO.

No excise tax gross-ups.

No individual change in control agreements, except for certain double-trigger provisions applicable to Mr. Jones, as described below.

No dividends on any unvested equity awards; dividend equivalents accrue and are payable only upon vesting of the underlying award.

No hedging, pledging or the use of margin accounts related to our stock.

No repricing of stock options or stock appreciation rights without shareholder approval.

Do not allow cash buyouts for stock options or stock appreciation rights with zero intrinsic value.

Executive Compensation Determination Process
The Compensation Committee holistically considers a variety of factors when making decisions regarding the recruitment, retention, and motivation of our executives. These factors, as they relate to setting target executive compensation opportunities, primarily include:
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The Compensation Committee annually reviews tally sheets, which include all components of our compensation program for each NEO. As a part of this process, the Compensation Committee also reviews the total value of each executive’s stock-denominated compensation and the potential termination costs.
Based on this information and the input of the Committee’s independent compensation consultant, the Compensation Committee members analyze each NEO’s target total direct compensation and set it at a level that is reasonable and competitive, and that appropriately balances the objectives of our compensation program.
FISCAL YEAR 2025 EXECUTIVE COMPENSATION PROGRAM SUMMARY
Key elements of our fiscal year 2025 NEO compensation program are summarized below. Actual pay outcomes are based on the Company’s performance against specific pre-established annual and multi-year financial, operational, and strategic performance goals, and the Company’s total return to shareholders over time.
	Component	Purpose	Characteristics
Fixed	Base Salary	Compensates for scope and level of responsibility, experience, and sustained individual performance.	Fixed component; any increases are merit-driven and based on the executive’s individual performance and competitive market data.
Performance-Based	STI	Motivates and rewards achievement of pre-established annual financial, operational, and strategic performance objectives.	Performance-based cash opportunity tied directly to our business plan; actual payouts vary based on achievement of specific performance objectives.
	PSUs	Motivates and rewards achievement of multi-year performance objectives that enhance longer-term shareholder value.	Performance-based equity opportunity; amounts realized vary based on actual financial results and stock price over a three-year period.
Retentive Stock Awards	RSUs	Creates a balanced long-term incentive program, helping to manage equity utilization while aligning to market practice and longer-term shareholder value.	Time-based, three-year ratable vesting provides meaningful retentive value; improved stock price performance enhances overall value of awards.
Other	Retirement, Health and Welfare Benefits	Offers market-competitive health insurance options and income replacement upon retirement, death, or disability.	Generally the same as those available to all employees, including benefits under a group health plan, a group life insurance program, and a 401(k) plan with Company matching.
	Perquisites	Provides modest benefits that promote health, safety, and work-life balance.	An immaterial component of our ongoing executive compensation program.
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FISCAL YEAR 2025 COMPENSATION PROGRAM
As previously disclosed, the Compensation Committee undertook a comprehensive redesign of our executive compensation program in fiscal year 2022 to better align our compensation practices with our strategy. For fiscal years 2023, 2024, and 2025, the Compensation Committee determined to keep the plans and equity mix substantially consistent with those implemented in fiscal year 2022, with the exception of one STI metric change for fiscal years 2024 and 2025 related to U.S. New Clients, as described below.
NEO Compensation Levels
The Compensation Committee establishes compensation levels based on the factors described above under “Executive Compensation Determination Process” and below under “Compensation Benchmarking.” Annual increases for our NEOs, other than the CEO, are based on evaluation of performance by the CEO and the Compensation Committee, the Company’s performance and outlook for the upcoming fiscal year, and NEO compensation data from our Peer Group companies as well as survey data.
For fiscal year 2025, total target direct compensation (“TTDC”) levels for our NEOs were as follows:
Officers	Annual Base Salary ($)	STI Target ($)	LTI Target ($)	TTDC ($)	TTDC % Increase from Fiscal Year 2024
Jeffrey J. Jones II	995,000	1,492,500	8,300,000	10,787,500	13.7%
Curtis A. Campbell(1)	625,000	562,500	1,500,000	2,687,500	N/A
Tiffany L. Mason(2)	615,000	553,500	1,300,000	2,468,500	N/A
Scott R. Manuel(3)	600,000	540,000	1,300,000	2,440,000	N/A
Dara S. Redler(4)	565,000	508,500	1,200,000	2,273,500	11.6%
Tony G. Bowen(5)	642,700	—	—	—	—

(1)
Mr. Campbell started employment with the Company on May 31, 2024, and received a pro-rated fiscal year 2024 STI award based on his start date. He received cash and LTI sign-on awards but did not receive a fiscal year 2024 annual LTI award. Mr. Campbell’s annualized base salary and STI target amounts were unchanged from fiscal year 2024.

(2)
Ms. Mason started employment with the Company on August 5, 2024, and received a pro-rated fiscal year 2025 STI award based on her start date and a fiscal year 2025 annual LTI award.

(3)
Mr. Manuel started employment with the Company on August 7, 2024, and received a pro-rated fiscal year 2025 STI award based on his start date, a fiscal year 2025 annual LTI award and an LTI sign-on award. Mr. Manuel’s LTI sign-on award is excluded from his 2025 TTDC.

(4)
Effective April 1, 2025, Ms. Redler received a fiscal year 2025 base salary increase and an STI Target increase in connection with her appointment as Chief Legal and Administrative Officer. Ms. Redler’s fiscal year 2025 LTI Target remained unchanged from the target initially set for fiscal year 2025.

(5)
Mr. Bowen received his base salary for the portion of the fiscal year 2025 that he was employed by the Company, but did not receive any STI or LTI awards for fiscal year 2025.

The TTDC increase for Mr. Jones consisted of an LTI target increase and was intended to (i) retain, motivate, and appropriately compensate Mr. Jones given his strong performance since joining the Company in 2017, (ii) further align the majority of his compensation with longer-term shareholder value creation, and (iii) align his total compensation closer to competitive market levels. The initial TTDC increase for Ms. Redler was based on a competitive review of our Peer Group Survey, other market survey data and individual performance. The subsequent incremental TTDC increase for Ms. Redler was based on her assumption of additional responsibilities in connection with her appointment as Chief Legal and Administrative Officer.
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Short-Term Incentive Compensation
Overview
Our executive STI compensation is designed to compensate executives primarily for achieving pre-established performance objectives that relate to our fiscal year business plan. STI compensation is provided under our shareholder-approved H&R Block Executive Performance Plan (“Executive Performance Plan”). Under the Executive Performance Plan, the Compensation Committee may exercise discretion to modify the actual amounts to be paid to each executive, if any, based on subjective determinations or performance against additional objective performance metrics. Performance criteria and objectives may also be adjusted, as necessary, to prevent reduction or enlargement of an award due to extraordinary events generally outside the executives’ control.

As noted above, given the comprehensive redesign undertaken in fiscal year 2022 to better align our compensation programs with our strategy, the Compensation Committee retained a consistent structure for the STI plan for fiscal year 2025, which is illustrated in the graphic to the right. The only material plan change from the fiscal year 2022 redesign was replacing the “Fund the Future” Cost Savings metric with a U.S. New Clients metric for fiscal years 2024 and 2025, as the Fund the Future strategic goal was fully achieved. The Compensation Committee believes that this approach maintains the balance between the top- and bottom-line metrics while also reinforcing an alignment with the Company’s strategy and recognizing individual accomplishments.

Target Awards
STI target opportunities for our NEOs are intended to place a significant portion of our NEOs’ annual cash compensation at risk and to provide competitive total cash compensation opportunities. STI payouts can range from 0% (or 50% if all threshold goals are achieved) to 200% of each NEO’s target STI opportunity, based on performance against pre-established metrics and payout curves.
Each year, the Compensation Committee approves a target opportunity for STI compensation for each NEO that is a percentage of base salary. The target opportunity percentages are unchanged from fiscal year 2024 (with the exception of Ms. Mason and Mr. Manuel, who were not employed by the Company in fiscal year 2024). The target opportunities applicable to our NEOs for fiscal year 2025 are shown in the table below.
Officers	Target Opportunity (as a % of Base Salary)	Target Opportunity ($)
Jeffrey J. Jones II	150%	1,492,500
Curtis A. Campbell	90%	562,500
Tiffany L. Mason(1)	90%	553,500
Scott R. Manuel(2)	90%	540,000
Dara S. Redler	90%	508,500
Tony G. Bowen(3)	—	—

(1)
Ms. Mason’s target fiscal year 2025 STI award was prorated to $500,425 (90.4%) based on her August 5, 2024 start date.

(2)
Mr. Manuel’s target fiscal year 2025 STI award was prorated to $485,260 (89.9%) based on his August 7, 2024 start date.

(3)
Mr. Bowen retired from the Company on September 13, 2024 and did not receive an STI award for fiscal year 2025.

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In August 2024, the Compensation Committee approved the fiscal year 2025 STI performance objectives applicable to our executives, which are summarized in the graphic below. The Compensation Committee believes that the levels set for the performance metrics, at the time when they were set, appropriately incentivized our executives to meet the Company’s Board-approved fiscal year 2025 operating plan and execute on our enterprise strategy by providing realistically achievable goals, while ensuring that such goals were sufficiently challenging.
Target vs. Actual STI Awards
The following formula is used to calculate the payout awarded for fiscal year 2025 STI compensation:
As a result of our performance in fiscal year 2025, each of our NEOs received fiscal year 2025 STI compensation of 96.2% of the NEO’s respective target opportunity. The Compensation Committee considered, but did not apply, any modifiers to any individual payouts for fiscal year 2025. The Company’s results for each performance metric were as follows:
Criteria	Threshold (50%)	Target (100%)	Maximum (200%)	Weight	Result	Payout Percentage
Revenue from Continuing Operations(1) (in millions)				40%	106.5%	42.6%
Pre-Tax Earnings from Continuing Operations(1)(2) (in millions)				40%	96.5%	38.6%
U.S. New Clients(1)(3) (in thousands)				20%	74.9%	15.0%
				Total Payout Percentage		96.2%
Note: The criteria, objectives, and results in this table are disclosed in the limited context of our executive compensation program and should not be deemed to apply in other contexts. Payout percentages are rounded to the nearest tenth.
(1)
The performance metrics were consistent with the Company’s Board-approved fiscal year 2025 operating plan, the Company’s fiscal year 2025 financial outlook, and our enterprise strategy.

(2)
Pre-Tax Earnings from Continuing Operations includes consolidated net earnings for fiscal year 2025 attributable to continuing operations before the deduction of income taxes.

(3)
The U.S. New Clients strategic goal is tied to increasing new clients across our U.S. business lines, including and calculated as follows: (1) Assisted – new clients who did not file an assisted return with the Company in the prior fiscal year; (2) DIY – new, paid online completed returns (excludes all free clients); (3) a Spruce user who makes a deposit for the first time within the fiscal year; (4) a bookkeeping or payroll sign-up directly through our Central Team business services operations; and (5) a new Business Entity Formation order placed during the fiscal year.

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The table below shows each NEO’s target opportunity and actual amount earned under our fiscal year 2025 STI program.
Officers	Target STI Opportunity ($)	Payout at 96.2% of Target ($)
Jeffrey J. Jones II	1,492,500	1,435,446
Curtis A. Campbell	562,500	540,997
Tiffany L. Mason(1)	553,500	481,295
Scott R. Manuel(2)	540,000	466,710
Dara S. Redler	508,500	489,062
Tony G. Bowen(3)	—	—

(1)
Ms. Mason’s target fiscal year 2025 STI award was prorated to $500,425 (90.4%) based on her August 5, 2024 start date.

(2)
Mr. Manuel’s target fiscal year 2025 STI award was prorated to $485,260 (89.9%) based on his August 7, 2024 start date.

(3)
Mr. Bowen retired from the Company on September 13, 2024 and did not receive an STI award for fiscal year 2025.

Long-Term Incentive Compensation
Overview
We believe that a significant portion of each NEO’s compensation should depend on the long-term value we create for our shareholders. Our LTI compensation is equity-based and is designed to support multiple objectives, including:
■
aligning management’s interests with those of our shareholders;

■
tying compensation to the attainment of long-term financial and operating goals and strategic objectives to drive long-term value creation;

■
ensuring that realized compensation reflects changes in shareholder value over the long term; and

■
recruiting, retaining, and motivating highly skilled executives.

Generally, the Company awards equity-based compensation on an annual basis within 90 days of the beginning of each fiscal year. From time to time, the Company also awards equity-based compensation as part of an employment offer or promotion or, in certain limited instances, as a special award.
Fiscal Year 2025 Performance-Based LTI

For fiscal year 2025, our NEOs received a mix of equity-based incentive awards as shown in the chart to the right, each of which is explained below.
At the end of the performance period, the Compensation Committee will certify the performance results and percentage payout for PSUs, as well as the resulting final number of units earned by each executive. There are no dividends paid on outstanding LTI during the vesting period, but dividend equivalents accumulate and are paid to the extent the award ultimately vests. Unvested units do not carry voting rights.

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Performance Share Units

■
PSUs establish a clear connection between NEOs’ compensation and the achievement of goals that are important for long-term value creation.

■
The PSUs granted in fiscal year 2025 give a participating NEO the opportunity to earn an initial payout, ranging from 0% (or 50% if the threshold goal is achieved) to 200% of target, based upon the Company’s performance against a pre-established performance metric. This initial payout is then modified based on the Company’s Total Shareholder Return (“TSR”) over the performance period relative to the S&P 400 index.

For PSUs granted in fiscal year 2025:
■
Performance is measured over a three-year period beginning on July 1, 2024 and ending on June 30, 2027.

■
The pre-established performance metric is three-year cumulative EBITDA from Continuing Operations (“EBITDA”). The Compensation Committee selected EBITDA as the performance metric because it believes this metric drives sustained value creation over the longer term.

■
The initial payout is then modified, within a range of plus or minus 25%, based on the Company’s TSR over the performance period relative to the S&P 400 index, as follows, with the total payout capped at 200%:

The specific EBITDA performance goal for these PSUs is not disclosed at this time given its competitive sensitivity, but will be disclosed upon completion of the performance period in future proxy statements.
The following formula is used to calculate the final number of earned PSUs, subject to a 200% cap overall:
Executives are required to hold at least 50% of the gross shares earned upon vesting of the PSUs for a period of one year after the vesting date. In addition, vested equity is subject to stock ownership guidelines that may extend the one-year holding period if the guidelines have not yet been met.
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Restricted Share Units

■
RSUs align our NEOs’ compensation with shareholders’ interests as the RSUs’ value varies with fluctuations in our stock price.

■
The RSUs granted in fiscal year 2025 vest ratably over three years, providing a retention incentive for NEOs.

Fiscal Year 2025 LTI Vesting Provisions
PSUs generally vest on the third anniversary of the grant date. RSUs generally vest in one-third annual increments beginning on the first anniversary of the grant date. However, certain special grants may have a different vesting schedule. Awards may vest upon termination of employment prior to the vesting date under certain circumstances, as described below under “Termination of Employment, Severance, and Transition Arrangements.”
Fiscal Year 2025 LTI Compensation Awards
For fiscal year 2025, the Company awarded our NEOs PSUs and RSUs, effective August 31, 2024, in the amounts shown below. The fiscal year 2025 PSUs are performance-based and will vest on August 31, 2027, and the fiscal year 2025 RSUs vest in one-third annual increments beginning on August 31, 2025.
Officers	Annual Award Value ($)	PSUs (#)(1)	RSUs (#)(1)
Jeffrey J. Jones II	8,300,000	80,415	45,886
Curtis A. Campbell	1,500,000	14,533	8,293
Tiffany L. Mason	1,300,000	12,596	7,187
Scott R. Manuel(2)	1,300,000	12,596	7,187
Dara S. Redler	1,200,000	11,627	6,635
Tony G. Bowen(3)	—	—	—

(1)
Represents the value of our annual LTI compensation program awards, which are subject to rounding. These award values are converted into: (i) the number of PSUs based on the Monte Carlo valuation model as of the grant date and (ii) the number of RSUs based on the closing price of one share of common stock on the grant date. The number of PSUs or RSUs resulting from the conversion of the award value to the number of units awarded is rounded up to the nearest whole unit, such rounded numbers are reflected in the chart above. As such, the award value reported in this column may differ from the accounting grant date fair value under ASC 718. As discussed above, Mr. Bowen retired from the Company on September 13, 2024 and did not receive a fiscal year 2025 LTI award.

(2)
As discussed above, in addition to Mr. Manuel’s fiscal year 2025 LTI award, he also received a sign-on RSU award of 1,580 RSUs valued at approximately $100,000, which is excluded from the table. Mr. Manuel’s sign-on RSU award includes a three-year vesting schedule.

(3)
Mr. Bowen retired from the Company on September 13, 2024 and did not receive an LTI award for fiscal year 2025.

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VESTING AND PERFORMANCE-BASED PAYOUTS OF FISCAL YEAR 2023 PSUS
Our executives, including our NEOs, received PSUs in fiscal year 2023 (other than Ms. Mason and Messrs. Campbell and Manuel, who were not employed by the Company on the grant date). Performance for these PSUs was based on a three-year period beginning on July 1, 2022 and ending on June 30, 2025. The Compensation Committee certified performance and approved the overall payout in August 2025.
Under the terms of the award agreements for fiscal year 2023 PSUs, a participating executive had the opportunity to earn an initial payout based upon the Company’s performance against pre-established EBITDA performance. The Committee selected a preset level of three-year cumulative EBITDA for the performance period. This initial payout was then modified based on the Company’s TSR relative to the S&P 400 index over the performance period. The TSR modifier could increase or decrease the payout by up to 25% of the initial payout amount. However, notwithstanding the result of that calculation, the maximum potential earned amount is capped at 200%.
Based on the Company’s results relative to the preset threshold, target, and maximum, the Compensation Committee approved the below results and applicable EBITDA performance.
Period	Metric	Threshold (0%)	Target (100%)	Maximum (200%)	Performance Percentage
July 1, 2022 – June 30, 2025	Three-Year Cumulative EBITDA from Continuing Operations(1) (in millions)				94.9%

(1)
EBITDA from Continuing Operations is defined as earnings of the Company from continuing operations excluding interest expense, taxes, depreciation and amortization.

The Compensation Committee then applied a TSR modifier of 118.2% based on the Company’s TSR over the performance period relative to the S&P 400, which ranked in the 72nd percentile. Based on the performance percentage and the TSR modifier, our NEOs received 112.2% of the PSUs they were initially granted at target, as well as additional shares of common stock representing dividend equivalents accrued on the number of shares that ultimately vested. The table below shows the target-level opportunity and actual award with respect to the PSUs granted to each of our NEOs in fiscal year 2023:
Officers	PSUs Outstanding (#)(1)		Performance Percentage(1)		TSR Modifier(1)		Actual Shares Received (#)(2)
Jeffrey J. Jones II	90,223.5						101,228
Tony G. Bowen(3)	—	x	94.9%	x	118.2%	=	—
Dara S. Redler	13,824.6						15,511

(1)
The number of PSUs outstanding includes dividend equivalents accrued on the number of PSUs granted in fiscal year 2023. The PSUs outstanding, Performance Percentage, and TSR Modifier are rounded to the nearest tenth for the purposes of this illustration.

(2)
The number of shares actually received by the NEOs includes additional shares of common stock equal in value to the total dividends that would have been paid on the number of shares of common stock that vested pursuant to the payout calculation and are rounded up to the next whole share. Ms. Mason and Messrs. Campbell and Manuel did not receive fiscal year 2023 PSUs, as they were not employed by the Company at the time of grant.

(3)
Mr. Bowen forfeited his fiscal year 2023 PSUs when he retired from the Company on September 13, 2024.

As described above, the mandatory post-vesting holding requirement requires that the executive hold at least 50% of the gross shares earned upon vesting of the PSUs for a period of one year after the vesting date.
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FISCAL YEAR 2026 COMPENSATION PROGRAM
NEO Compensation Levels
In August 2025, the Compensation Committee approved the TTDC for fiscal year 2026 shown in the table below:
Officers	Annual Base Salary ($)	STI Target ($)	LTI Target ($)	TTDC ($)	TTDC % Increase from Fiscal Year 2025
Jeffrey J. Jones II(1)	995,000	1,492,500	8,300,000	10,787,500	0.0%
Curtis A. Campbell(1)	645,000	612,750	1,700,000	2,957,750	10.1%
Tiffany L. Mason	640,000	608,000	1,500,000	2,748,000	11.3%
Scott R. Manuel	630,000	598,500	1,500,000	2,728,500	11.8%
Dara S. Redler	565,000	508,500	1,350,000	2,423,500	2.1%

(1)
Reflects compensation for the period of July 1, 2025 until December 31, 2025. See below for a discussion of compensation following Mr. Jones’s retirement, and Mr. Campbell’s appointment, as our President and CEO.

The Compensation Committee approved the fiscal year 2026 STI and LTI plans in August 2025, which were substantially consistent with the plans used in fiscal year 2025. No changes were made to the LTI plan or equity mix used in fiscal year 2025. The fiscal year 2026 award agreements are materially consistent with the forms filed as exhibits to the Company’s Current Report on Form 8-K filed with the SEC on August 17, 2022, and are filed as Exhibits 10.21 and 10.22 to the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2025. The specific goals for each metric are not disclosed at this time given their competitive sensitivity but will be disclosed upon completion of the performance period in the Compensation Discussion and Analysis section of the applicable proxy statement. The TTDC increase for Mr. Campbell (in his current position) and Mr. Manuel and Mses. Mason and Redler were based on a competitive review of peer proxy and market survey data as well as individual performance.
As previously disclosed, in connection with Mr. Jones’s retirement from his position as President and CEO and pursuant to Mr. Campbell’s offer letter (the “Offer Letter”), effective January 1, 2026, Mr. Campbell will become President and CEO and his compensation will consist of: (i) an annual base salary of $995,000; (ii) a target annual STI opportunity of 125% of his base salary, resulting in a prorated target STI for fiscal year 2026 of 110% of his average base salary for the fiscal year (taking into account a fiscal year 2026 base salary and STI target of 95% in his current position, which base salary and STI target will remain in effect for the first six months of fiscal year 2026); and (iii) eligibility to continue to participate in the Company’s equity incentive plan for each fiscal year as determined by the Compensation Committee. In addition, within five days of January 1, 2026, Mr. Campbell will receive an off-cycle, one-time promotion LTI award with an aggregate grant date fair value of $2.15 million, which reflects an annualized $6 million LTI award for fiscal year 2026, adjusted and prorated based on the LTI award Mr. Campbell will receive in respect of fiscal year 2026 in his current position and the commencement of his employment as President and CEO six months into fiscal year 2026.
Subsequent to Mr. Jones’s retirement from his position as President and CEO, Mr. Jones has agreed to serve as an employee Strategic Advisor, and as such Mr. Jones and the Company have entered into a Transition and Strategic Advisor Agreement (the “Advisor Agreement”) pursuant to which Mr. Jones has agreed to be available to Mr. Campbell to provide certain transitional and advisory assistance. The Advisor Agreement replaces and supersedes Mr. Jones’s Employment Agreement with the Company dated November 4, 2021 (the “Prior Employment Agreement”). The Advisor Agreement provides that: (i) Mr. Jones will continue as President and CEO until December 31, 2025, and as a member of the Company’s Board until December 31, 2025 (subject to reelection at the Annual Meeting); (ii) for fiscal year 2026, Mr. Jones will receive no change in base salary, is eligible to receive an LTI award (with a grant date of August 31, 2025), and is eligible for an STI award, prorated for the portion of the year he serves as CEO; (iii) effective January 1, 2026 until September 2, 2026, Mr. Jones will serve as a Strategic Advisor to the CEO; and (iv) effective January 1, 2026, Mr. Jones’ monthly base salary will continue, but
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he will no longer be eligible for any additional LTI or STI awards for the period January 1, 2026 through September 2, 2026. Mr. Jones will not be eligible for any special or accelerated vesting with respect to his LTI awards for fiscal year 2026 or any currently held LTI awards for prior fiscal years, except as provided in the Company’s current forms of equity award agreements.
For additional information regarding the CEO transition, including the Offer Letter and the Advisor Agreement, please see our Current Report on Form 8-K filed on August 11, 2025.
In connection with the CEO transition, the Compensation Committee also approved one-time retention equity awards for Ms. Mason, Mr. Manuel, and Ms. Redler with a grant date fair market value of $750,000, $750,000, and $500,000, respectively, which are intended to incentivize their retention during the CEO transition. These one-time retention grants were made at the same time as their annual LTI grants on August 31, 2025 and are allocated between PSUs (65%) and RSUs (35%) consistent with annual grant practices and with the same vesting terms as their annual LTI grants.
OTHER BENEFITS
The Company provides certain benefits to all full-time employees, including employer matching contributions to our qualified retirement plan, an employee stock purchase plan that permits purchases of our common stock at a discount, life insurance, health and welfare benefit programs, and the opportunity to use our tax preparation services at no direct cost. Benefits for executives generally are the same as benefits for all other full-time employees, except that NEOs and certain key employees may participate in our executive group life insurance program and our deferred compensation plan and are entitled to certain relocation benefits as described below. Mr. Jones is also permitted certain minimal personal use of the Company’s fractional share of a private aircraft as described below. We structure our executive benefit program to be consistent with our philosophy of emphasizing performance-based elements in our executive compensation program. Perquisites represent an immaterial element of our ongoing executive compensation program.
The Company offers a group life insurance program to executives that provides death benefits up to three times the participating executive’s annual base salary. The death benefits are payable to beneficiaries designated by the participating executive.
Our deferred compensation plan is designed to assist our executives in building retirement savings by offering participants the opportunity to defer their receipt of base salary and STI compensation.
The Company also provides relocation benefits to eligible employees under our U.S. Domestic Executive Relocation Policy. These relocation benefits generally cover certain common relocation expenses and are subject to a clawback requirement.
Aircraft Usage
The Company leases a fractional share of a private aircraft to allow executives to safely and efficiently travel for business purposes. The corporate aircraft allows our executives to be far more productive than commercial flights given that the corporate aircraft provides a confidential, safe, and productive environment in which to conduct business. Beginning in fiscal year 2021, the Compensation Committee approved Mr. Jones’s usage of private aircraft for personal travel up to a specified maximum per fiscal year. For fiscal year 2025, the Compensation Committee approved a maximum of 30 hours for personal travel, subject to immaterial overages approved by the Committee Chair in his discretion. The Committee approved this usage for security and safety purposes and to increase Mr. Jones’s efficiency and time available for business. This benefit is taxable to Mr. Jones, and no tax gross-up is provided by the Company.
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COMPENSATION BENCHMARKING
We benchmark our executive compensation practices relative to publicly disclosed information for a defined group of peer companies, which for fiscal year 2025 is set forth below (the “Peer Group”). We also review compensation data from multiple general industry survey sources, comparing companies of relevant total revenue size and positions of comparable duties for each of the NEOs. For fiscal year 2025, these survey sources included the Aon Radford Global Compensation Database and the Willis Towers Watson General Industry Executive Compensation Survey. The Compensation Committee reviews summary survey and Peer Group data to confirm that the market references we use are appropriate for our business and the industries in which we compete for executive talent.

With the input of its independent compensation consultant, the Compensation Committee reviews the Peer Group annually and revises the group as circumstances warrant. We endeavor to identify companies that are comparable to or competitive with our core businesses, including tax and professional products and services, that have similar strategic plans or outlook, or that are comparable on a variety of relevant metrics. As a result of the Compensation Committee’s annual review in November of 2023, with input from its independent compensation consultant, the Compensation Committee removed Unisys Corporation and added Alight, Inc. to the peer group used for benchmarking fiscal year 2025 compensation. This change aligns the Company closer to the median size of its peer group. The graphic to the right shows the Peer Group utilized by the Compensation Committee in benchmarking fiscal year 2025 compensation.

FY2025 Peer Group
ACI Worldwide Inc.
Alight, Inc.
Equifax Inc.
Euronet Worldwide, Inc.
Gartner, Inc.
Genpact Limited
Global Payments Inc.
Insperity, Inc.
Intuit Inc.
Jack Henry & Associates, Inc.
Paychex, Inc.
TransUnion
TriNet Group, Inc.
The Western Union Company
WEX Inc.
Workday, Inc.

Fiscal Year 2026 Peer Group
The Compensation Committee conducted its annual review of Peer Group companies to be referenced in setting fiscal year 2026 compensation in November of 2024. With input from its independent compensation consultant, the Committee determined to make the following changes to better align peer median revenue size with the Company’s:
■
Removed Workday, Inc., Genpact Limited, and Global Payments Inc..

■
Added Affirm Holdings, Inc., Dayforce Inc., and CBIZ, Inc.

ROLES OF THE INDEPENDENT COMPENSATION CONSULTANT, MANAGEMENT, AND THE BOARD IN EXECUTIVE COMPENSATION
Use of External Consultant
In September 2020, the Compensation Committee retained CAP LLC as its external, independent compensation consultant, and CAP LLC has served in that capacity since that time. The Compensation Committee’s independent compensation consultant reports directly to the Committee, and the Committee may replace the consultant or hire additional consultants at any time. The independent compensation consultant advises the Compensation Committee on issues pertaining to executive compensation, including the assessment of market-based compensation levels, the selection of our Peer Group, our pay positioning relative to the market, the mix of pay, incentive plan design, and other executive employment matters. The independent consultant provides its advice based in part on prevailing and emerging market practices, as well as our specific business context. The Compensation Committee retains sole authority to hire its compensation consultants, approve fees, determine the nature and scope of services, evaluate performance, and terminate engagement. The Compensation Committee believes that external compensation consultants for the Compensation Committee should be independent and serve the Compensation Committee exclusively and should not perform any other services for the Company at any time. CAP LLC performs no other services for the Company.
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In accordance with the requirements of applicable SEC rules and NYSE listing standards, the Compensation Committee reviewed CAP LLC’s independence and determined that it meets the independence criteria established under such rules and listing standards.
Executive Evaluation Process
The Compensation Committee generally reviews our CEO’s performance each year against pre-established financial, operational, strategic, and individual objectives. Our CEO is responsible for sharing with the Compensation Committee and the Chairman of the Board his accomplishments in light of current year objectives, as well as proposed objectives for the following year. The Committee keeps the independent members of the Board apprised of its activities related to the review and approval of CEO performance and compensation matters and, from time to time, consults with such independent members on matters concerning CEO performance and compensation. Based on its evaluation, the Compensation Committee determines the CEO’s compensation. The Chairman of the Board and the Compensation Committee Chair then communicate the Compensation Committee’s evaluation and determinations to the CEO. Our CEO does not play a role in determining his own compensation, other than discussing his annual performance review with the Chairman of the Board and sharing his accomplishments and proposed objectives with the Compensation Committee.
The Compensation Committee consults with the CEO concerning the performance of other NEOs and approves the compensation of such officers, taking into account recommendations of the CEO and input from the Board. Our CEO and Chief People and Culture Officer assist the Compensation Committee in reaching compensation decisions regarding executives other than themselves. In addition, the CEO (with input from other senior executives) develops recommendations for the Committee’s approval regarding performance goals under our STI and LTI compensation programs. Executives do not play a role in determining their own compensation, other than discussing their annual performance reviews with their supervisors and, in the case of the CEO, making recommendations for the Committee’s approval regarding performance goals under our STI and LTI programs. In its sole discretion, the Committee reviews the recommendations and approves any changes it determines to be in the best interests of the Company and our shareholders.
OTHER EXECUTIVE COMPENSATION PRACTICES AND POLICIES
Compensation “Clawback” Policy and Restrictive Covenants
In fiscal year 2024, the Company adopted a Policy for the Recovery of Erroneously Awarded Compensation (the “Clawback Policy”) to comply with the requirements of the Exchange Act, SEC rules and NYSE listing standards, such that in the event of a financial restatement, the Company is required to seek recoupment of certain cash and performance-based equity incentive compensation received or deemed to be received by our current or former Section 16 officers on or after October 2, 2023, to the extent it is determined to have been erroneously paid. The Prior Employment Agreement, the Advisor Agreement, the Executive Performance Plan, equity award agreements under the 2018 Plan, and the H&R Block Executive Severance Plan (“Executive Severance Plan”) each also include a clawback provision that provide the Board with authority to seek reimbursement of performance-based or incentive compensation in a broader set of circumstances. In addition, beginning in fiscal year 2020, equity award agreements provide that all unvested awards that would otherwise be subject to pro-rata or full vesting in the event of a termination will be forfeited by the executive if the Compensation Committee determines that the executive engaged in activities that would have been grounds for an involuntary termination for cause.
Our award agreements contain restrictive covenants, including non-competition and non-solicitation provisions, which, if violated, authorize the Company to cancel or rescind the award or seek reimbursement of value received by the individual, consistent with applicable law. In addition, the Executive Severance Plan provides that the Board may recover or require reimbursement of all severance, equity compensation awards (including profits from the sale of Company stock acquired pursuant to such awards), and other payments made to a participant under the Executive Severance Plan if the participant violates the provisions of any confidentiality, non-competition, non-solicitation, or similar agreement or policy.
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Stock Ownership Guidelines
We believe that our executives should have a significant financial stake in the Company, and the Company has adopted stock ownership guidelines that define ownership expectations for certain covered executives. Covered executives are expected to attain and retain a level of qualifying shares equal to a multiple of their annual base salaries. In determining whether a covered executive has met the applicable ownership requirement, we include shares owned by such executive directly or indirectly, share equivalents the executive holds in the Company’s benefit plans, and 50% of any unvested RSUs awarded under the Company’s long-term incentive plans (collectively, “Covered Shares”). Unvested performance awards are not included for purposes of determining compliance with the executive’s ownership requirement.
Our stock ownership guidelines provide that, until a covered executive satisfies the applicable holding requirement, the executive is required to retain a specified percentage of any Covered Shares owned as of the date on which the executive becomes subject to the guidelines or acquired thereafter. The covered executives, required ownership levels, and retention percentages under our stock ownership guidelines are as follows:
Covered Executives	Ownership Requirement	Retention Percentage
CEO	6x Base Salary	100%
Senior Leadership Team	3x Base Salary	50%
Senior Vice Presidents	2x Base Salary	50%
Vice Presidents	1x Base Salary	N/A(1)

(1)
Vice Presidents do not have a specified required retention percentage but are expected to retain shares to achieve their ownership requirement on the required timeline.

Once the covered executive satisfies the applicable ownership requirement, the executive is no longer subject to the retention requirement, so long as such executive’s ownership of Covered Shares continues to exceed the applicable ownership requirement.
The Compensation Committee annually reviews each covered executive’s progress toward meeting the stock ownership guidelines. Each covered executive has five years from the first annual ownership assessment after becoming subject to the guidelines to achieve the respective ownership requirement. All covered executives have either attained or are progressing toward attaining their applicable ownership requirements.
Insider Trading Policy
We are committed to promoting high standards of ethical business conduct and compliance with applicable laws, rules, and regulations. In furtherance of this commitment, the Company has adopted an Insider Trading Policy (the “Insider Trading Policy”) governing the purchase, sale, and other transactions involving our securities by directors, officers, and employees that we believe is reasonably designed to promote compliance with insider trading laws, rules, and regulations, and the NYSE listing standards. For more information about our Insider Trading Policy, please see the full text of the Insider Trading Policy, a copy of which was filed as Exhibit 19.1 to our Annual Report on Form 10-K for the fiscal year ended June 30, 2025.
Prohibition on Derivatives Trading and Hedging and Pledging of Our Securities
Our Insider Trading Policy prohibits all directors and employees, including the NEOs, from trading in any puts, calls, covered calls, or other derivative products involving any Company securities. Additionally, our policy prohibits these individuals from engaging in any hedging transactions with respect to any Company securities, which includes the purchase of certain instruments (including “cashless collars,” forward sales contracts, equity swaps or any other similar instruments) designed to hedge, monetize, or offset any decrease in the market value of such securities. The policy also prohibits our employees and directors from pledging, or using as collateral, Company securities to secure personal loans or obligations, which includes a prohibition against holding shares of Company stock in a margin account.
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Grant Practices Specific to Stock Options
We do not currently grant stock options as part of our equity compensation programs. If stock options were to be granted in the future, the Company would not grant such options in anticipation of the release of material nonpublic information that is likely to result in changes to the price of our common stock. In addition, we generally do not grant stock options (i) during trading blackout periods established under our Insider Trading Policy, or (ii) at any time during the four business days prior to or the one business day following the filing of our periodic reports or the filing or furnishing of a Form 8-K that discloses material nonpublic information. These restrictions do not apply to RSUs, PSUs, or other types of equity awards that do not include an exercise price related to the market price of our common stock on the date of grant.
During fiscal year 2025, (i) none of our NEOs were awarded stock options with an effective grant date during any period beginning four business days before the filing or furnishing of a Form 10-Q, Form 10-K, or Form 8-K that disclosed material nonpublic information, and ending one business day after the filing or furnishing of such reports, and (ii) we did not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.
TERMINATION OF EMPLOYMENT, SEVERANCE, AND TRANSITION ARRANGEMENTS
Termination of Employment Provisions in LTI Award Agreements
The award agreements for equity awards granted pursuant to the 2018 Plan provide for vesting of certain awards outstanding for more than a year in the event of a termination of employment under certain circumstances. An executive’s termination of employment prior to a vesting date will have the following impacts on unvested awards:
	PSUs	RSUs
Voluntary Termination that is not a Retirement	Forfeit	Forfeit
Termination for Cause	Forfeit	Forfeit
Retirement(1)	Pro-Rata Vesting(2)	Pro-Rata Vesting
Death or Disability(1)	Full Vesting(2)	Full Vesting
Involuntary Termination without Cause(1)	Pro-Rata Vesting(2)	Forfeit

(1)
Event must occur more than one year following the grant date for pro-rata or full vesting; event within one year of the grant date results in forfeiture.

(2)
For performance-based awards, final vesting is determined based on attainment of applicable performance goals at the end of the performance period.

PSU awards also provide for pro-rata vesting in the event of a Good Reason Termination (as defined in the Executive Severance Plan) more than one year after the grant date.
In addition, all award agreements provide that all unvested awards that would otherwise be subject to pro-rata or full vesting under the termination scenarios described above will be forfeited by the executive if the Compensation Committee determines that the executive engaged in activities that would have been grounds for an involuntary termination for cause while employed by the Company.
In the event of a change in control, the Compensation Committee may use its discretion to waive the performance goals that apply to performance-based awards. If it does, the units generally will vest based on the executive’s continued employment through the third anniversary of the grant date and the executive will be entitled to receive all or a pro-rata portion of the award in the event of a termination under certain circumstances in connection with or following the change in control. For RSUs, the executive will be entitled to receive full vesting in the event of a termination under certain circumstances (as set forth in the award agreement governing the grant) in connection with a change in control.
Severance Arrangements
The Executive Severance Plan is intended to support a variety of objectives, including (i) standardization of severance policy among the senior officers, which ensures internal parity,
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simplifies internal administration, and mitigates negotiation at hire and termination, and (ii) the recruiting and retention of highly skilled executives by protecting them from the short-term economic consequences associated with unexpected termination of employment in the absence of cause. Based on advice from the Compensation Committee’s independent compensation consultant, we believe the benefits our NEOs would receive under various severance scenarios are aligned with the market and sufficient to support the above objectives.
Mses. Mason and Redler and Messrs. Campbell and Manuel are participants in the Executive Severance Plan. Mr. Bowen participated in the Executive Severance Plan prior to his departure from the Company. Under the terms of the Prior Employment Agreement and the Advisor Agreement, as applicable, Mr. Jones would only participate in the Executive Severance Plan if and to the extent that the benefits related to equity awards thereunder exceeded those contained in the Prior Employment Agreement or the Advisor Agreement, as applicable.
Change in Control Provisions
Change in control provisions for our NEOs are set forth in the Executive Severance Plan and the LTI award agreements. The Company provides these “change in control” benefits as a means to recruit and retain talented executives, who could have other job alternatives that may appear more attractive absent these benefits. In addition, by providing financial protection in the event that a transaction results in the loss of employment, the change in control program helps to ensure the independence and objectivity of our executives when reviewing potential transactions and that executives will remain focused during periods of uncertainty. All change in control payments under the Executive Severance Plan require both a change in control and the subsequent loss of employment by the NEO (a “double-trigger”).
Change in control provisions for Mr. Jones are set forth in the Prior Employment Agreement and the Advisor Agreement, as applicable, and change in control payments under each agreement include a double-trigger, as described above.
In addition, the equity award agreements contain provisions accelerating the vesting of equity awards upon certain changes in control and include a double-trigger, as described above. The Company uses this double-trigger equity acceleration policy to protect against the loss of retention power following a change in control and to avoid windfalls, both of which could occur if vesting accelerated automatically as a result of a transaction.
The Company has historically avoided the use of excise tax gross-up provisions relating to a change in control and associated “parachute payments” and has no such gross-up obligations in place with respect to any executive officers, including Mr. Jones. Consistent with the Company’s historical practice, in the future we intend to refrain from providing excise tax gross-up provisions relating to a change in control.
These change in control arrangements are not provided exclusively to the NEOs. A larger group of management employees is eligible to receive many of the change in control benefits described in this section.
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COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis. Based on its review and discussion with management, the Committee approved the Compensation Discussion and Analysis and recommended to the Board of Directors that it be included in the Company’s 2025 Proxy Statement and the Company’s Annual Report on Form 10-K.
COMPENSATION COMMITTEE
Matthew E. Winter, Chair
Sean H. Cohan
Anuradha (Anu) Gupta
Richard A. Johnson

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
The following non-employee directors, each of whom is independent, served on the Compensation Committee of the Board of Directors during the fiscal year ended June 30, 2025: Matthew E. Winter (Chair), Sean H. Cohan, Anuradha (Anu) Gupta, Richard A. Johnson, and Yolande G. Piazza (until her departure from the Board on September 17, 2024). No director serving on the Compensation Committee during fiscal year 2025 (i) was or was formerly an officer or employee of the Company or any of its subsidiaries or (ii) had any relationships requiring disclosure in this proxy statement. During fiscal year 2025, none of our executive officers served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity, any one or more of whose executive officers served as a director or member of the Compensation Committee of the Company.

RISK ASSESSMENT IN COMPENSATION PROGRAMS
With the assistance of its independent compensation consultant, the Compensation Committee has assessed its broad-based and executive compensation programs to determine if the programs’ provisions and operations create undesired or unintentional risk of a material nature. The Committee identified and assessed the risk profile of each performance-based compensation plan. As a part of this assessment, the Committee considered several features we have adopted to mitigate potential risks related to our compensation practices, including:
■
Utilizing caps on potential payments of cash and equity compensation;

■
Our LTI vehicles are based on a balanced combination of corporate financial results and stock price performance, and absolute and relative performance, which, along with the payout caps and the holding period requirement related to PSUs, limit the incentive to take excessive risks that may have a significant impact on the Company;

■
Our strong corporate governance policies, including prohibitions on hedging and pledging of Company stock, clawback policies, stock ownership guidelines, and a stand-alone post-vesting holding period of one year for 50% of gross PSUs earned; and

■
The overall design of our compensation programs, including our focus on at-risk compensation that is directly tied to the Company’s performance and utilization of a balanced mix of performance measures, which avoid placing excessive weight on a single performance measure.

As a result of our analysis, the Compensation Committee believes, and its independent compensation consultant concurs, that our compensation policies and practices do not create inappropriate or unintended material risks to the Company as a whole, and that, consequently, our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.
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EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
The following table sets forth the compensation paid to or earned by the Company’s named executive officers for the fiscal years ended June 30, 2025, 2024 and 2023.
Name and Principal Position	Fiscal Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Jeffrey J. Jones II, President and CEO	2025	997,734	—	8,300,085	—	1,435,446	236,072	10,969,337
	2024	1,000,467	—	7,000,047	—	1,703,271	173,303	9,877,088
	2023	997,734	—	6,200,037	—	1,438,186	178,400	8,814,357
Curtis A. Campbell, President, Global Consumer Tax and Chief Product Officer	2025	626,717	—	1,500,049	—	540,997	79,830	2,747,593
	2024	53,915	200,000	350,036	—	54,372	13,916	672,239
Tiffany L. Mason, Chief Financial Officer	2025	560,934	—	1,300,075	—	481,295	20,939	2,363,243
Scott R. Manuel, Chief Strategy and Operations Officer(5)	2025	542,638	—	1,400,104	—	466,710	17,662	2,427,114

Dara S. Redler, Chief Legal and Administrative Officer	2025	545,357	—	1,200,117	—	489,062	21,225	2,255,761
	2024	522,857	—	1,050,070	—	534,091	18,765	2,125,783
	2023	518,681	—	950,005	—	450,969	25,771	1,945,426
Tony G. Bowen, Former Chief Financial Officer(6)	2025	148,316	—	—	—	—	1,632	149,948
	2024	646,232	—	1,800,018	—	660,116	18,674	3,125,040
	2023	641,073	—	1,700,036	—	557,380	18,303	2,916,792

(1)
The amounts shown represent base salary amounts accrued by the Company related to the applicable period, rather than amounts actually paid to the executives. In addition, any base salary changes take effect following Compensation Committee approval, which generally occurs after the start of the fiscal year. Therefore, these numbers vary somewhat from the annual base salaries disclosed in the Compensation Discussion and Analysis. Each of the NEOs contributed a portion of his or her fiscal year 2025 salary to the Company’s 401(k) savings plan, the H&R Block Retirement Savings Plan (“RSP”).

(2)
This column represents the grant date fair value under ASC 718 for performance share units and restricted share units granted during fiscal year 2025, as well as equity awards in prior fiscal years (as applicable). The grant date fair value of these awards is computed in accordance with ASC 718 utilizing assumptions discussed in Note 8 “Stock-Based Compensation” to the Company’s consolidated financial statements in the Form 10-K for the year ended June 30, 2025, as filed with the SEC. These amounts reflect an accounting expense and do not correspond to the actual value that may be realized by the NEOs.

(3)
This column represents amounts awarded and earned under the Company’s STI compensation program, as discussed beginning on page 29. The amount for Ms. Mason reflects her prorated award based on her August 5, 2024 start date, and the amount for Mr. Manuel reflects his prorated award based on his August 7, 2024 start date.

(4)
In valuing personal benefits, we use the incremental cost to the Company of the benefit. The following table sets forth all other compensation for fiscal year 2025:

Name	RSP Contribution Matching ($)	RSP True-up Matching ($)	Group Life Insurance ($)(a)	Personal Usage of Private Aircraft ($)(b)	Miscellaneous ($)(c)	Total ($)
Mr. Jones	17,500	—	1,400	207,172	10,000	236,072
Mr. Campbell	17,346	13,017	1,400	—	48,067	79,830
Ms. Mason	18,923	—	2,016	—	—	20,939
Mr. Manuel	15,692	—	1,970	—	—	17,662
Ms. Redler	19,125	—	2,100	—	—	21,225
Mr. Bowen	1,182	—	450	—	—	1,632
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(a)
Represents the economic value of the death benefit provided by the Company’s group life insurance program. The imputed income reported represents the portion of the premium paid by the Company that is attributable to term life insurance coverage for the executive officer; the program provides only an insurance benefit with no cash compensation element to the executive officer.

(b)
Represents the incremental cost to the Company related to Mr. Jones’s personal use of the Company’s fractional share of a private aircraft (incremental cost includes variable costs incurred as a result of personal flight activity, such as hourly charges for each flight, fuel charges, and miscellaneous fees; it excludes non-variable costs, such as the Company’s monthly management fee and insurance fees). Mr. Jones’s family members or guests accompanied him on certain flights at no incremental cost to the Company.

(c)
Represents: (i) with respect to Mr. Jones, the H&R Block Foundation matching amount on behalf of Mr. Jones with respect to his individual contributions to 501(c)(3) organizations (see “Director Compensation” above); and (ii) with respect to Mr. Campbell, the incremental cost to the Company related to Mr. Campbell’s travel and temporary housing near our corporate headquarters to facilitate Mr. Campbell’s onboarding. While we consider Mr. Campbell’s travel to serve an important business purpose, we have identified the incremental cost of this travel and housing as a perquisite for SEC reporting purposes due to SEC rules.

(5)
Mr. Manuel was appointed Chief Strategy and Operations Officer of the Company effective August 7, 2024. In addition to his fiscal year 2025 annual target compensation, Mr. Manuel received a sign-on RSU award valued at approximately $100,000, which is reflected in the fiscal year 2025 Stock Awards column.

(6)
Mr. Bowen voluntarily departed from the Company on September 13, 2024. Mr. Bowen’s voluntary departure from the Company did not constitute a “retirement” under the definitions of our equity award agreements, and he therefore forfeited his fiscal year 2023 and 2024 performance share units, and any unvested restricted share units, upon his departure. Mr. Bowen received no additional compensation in connection with his voluntary departure.

GRANTS OF PLAN-BASED AWARDS TABLE
The following table provides information about non-equity incentive plan awards, equity incentive plan awards, and stock awards granted to our NEOs during the fiscal year ended June 30, 2025.
			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards
Name of Executive	Grant Date	Approval Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(1)
Jones
- STI Award(2)	—	—	746,250	1,492,500	2,985,000	—	—	—	—	—	—	—
- LTI Award(1)	8/31/24	8/12/24	—	—	—	—	—	—	45,886	—	—	2,905,043
- LTI Award(1)	8/31/24	8/14/24	—	—	—	—	80,415	160,830	—	—	—	5,395,042
Campbell
- STI Award(2)	—	—	281,250	562,500	1,125,000	—	—	—	—	—	—	—
- LTI Award(1)	8/31/24	8/12/24	—	—	—	—	—	—	8,293	—	—	525,030
- LTI Award(1)	8/31/24	8/14/24	—	—	—	—	14,533	29,066	—	—	—	975,019
Mason
- STI Award(2)	—	—	250,210	500,419	1,000,839	—	—	—	—	—	—	—
- LTI Award(1)	8/31/24	8/12/24	—	—	—	—	—	—	7,187	—	—	455,009
- LTI Award(1)	8/31/24	8/14/24	—	—	—	—	12,596	25,192	—	—	—	845,066
Manuel(3)
- STI Award(2)	—	—	242,622	485,244	970,488	—	—	—	—	—	—	—
- LTI Award(1)	8/31/24	7/26/24	—	—	—	—	—	—	1,580	—	—	100,030
- LTI Award(1)	8/31/24	8/12/24	—	—	—	—	—	—	7,187	—	—	455,009
- LTI Award(1)	8/31/24	8/14/24	—	—	—	—	12,596	25,192	—	—	—	845,066
Redler
- STI Award(2)	—	—	254,250	508,500	1,017,000	—	—	—	—	—	—	—
- LTI Award(1)	8/31/24	8/12/24	—	—	—	—	—	—	6,635	—	—	420,062
- LTI Award(1)	8/31/24	8/14/24	—	—	—	—	11,627	23,254	—	—	—	780,055
Bowen(4)	—	—	—	—	—	—	—	—	—	—	—	—
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(1)
Amounts represent awards made under the Company’s LTI compensation program and granted pursuant to the 2018 Plan. Dollar values represent the accounting grant date fair value of performance share units and restricted share units under ASC 718. The grant date fair value of these awards is computed in accordance with ASC 718 utilizing assumptions discussed in Note 8 “Stock-Based Compensation” to the Company’s consolidated financial statements in the Form 10-K for the year ended June 30, 2025, as filed with the SEC. The dollar values reflect an accounting expense and do not correspond to the actual value that may be realized by the NEOs.

(2)
Amounts represent the potential value of the payouts under the Company’s STI compensation program. Effective April 1, 2025, Ms. Redler received an STI Target increase in connection with her appointment as Chief Legal and Administrative Officer. Actual fiscal year 2025 STI payout amounts are included in the Summary Compensation Table.

(3)
Mr. Manuel joined the Company as Chief Strategy and Operations Officer effective August 7, 2024. In addition to his fiscal year 2025 annual LTI award grants, Mr. Manuel received a sign-on RSU award valued at approximately $100,000. The sign-on RSU award includes a three-year vesting schedule.

(4)
Mr. Bowen voluntarily departed the Company on September 13, 2024 and did not receive any awards during fiscal year 2025.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE
The following table summarizes the equity awards made to our NEOs outstanding as of June 30, 2025.
			Option Awards					Stock Awards
Name of Executive	Grant Date	Vesting Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Jones	8/31/22	8/31/25	—	—	—	—	—	—	—	89,653	4,921,043
	8/31/22	8/31/25	—	—	—	—	—	17,374	953,632	—	—
	8/31/23	8/31/26	—	—	—	—	—	—	—	108,239	5,941,234
	8/31/23	8/31/26(3)	—	—	—	—	—	42,822	2,350,486	—	—
	8/31/24	8/31/27	—	—	—	—	—	—	—	81,971	4,499,401
	8/31/24	8/31/27(4)	—	—	—	—	—	46,774	2,567,426	—	—
	8/21/17	—	273,905	—	—	$29.73	8/21/27	—	—	—	—
Campbell	6/3/24	6/3/27(5)	—	—	—	—	—	4,743	260,345	—	—
	8/31/24	8/31/27	—	—	—	—	—	—	—	14,814	813,154
	8/31/24	8/31/27(4)	—	—	—	—	—	8,453	464,012	—	—
Mason	8/31/24	8/31/27	—	—	—	—	—	—	—	12,840	704,775
	8/31/24	8/31/27(4)	—	—	—	—	—	7,326	402,129	—	—
Manuel	8/31/24	8/31/27	—	—	—	—	—	—	—	12,840	704,775
	8/31/24	8/31/27(4)	—	—	—	—	—	7,326	402,129	—	—
	8/31/24	8/31/27(4)	—	—	—	—	—	1,611	88,405	—	—
Redler	8/31/22	8/31/25	—	—	—	—	—	—	—	13,737	754,031
	8/31/22	8/31/25	—	—	—	—	—	2,664	146,217	—	—
	8/31/23	8/31/26	—	—	—	—	—	—	—	16,237	891,222
	8/31/23	8/31/26(3)	—	—	—	—	—	6,424	352,639	—	—
	8/31/24	8/31/27	—	—	—	—	—	—	—	11,852	650,557
	8/31/24	8/31/27(4)	—	—	—	—	—	6,763	371,243	—	—
Bowen(6)	—	—	—	—	—	—	—	—	—	—	—
(1)
Market value was determined using the closing price of the Company’s common stock of $54.78, which was the closing price as reported on the NYSE on June 30, 2025 (the last trading day of fiscal year 2025).

(2)
Represents PSUs. Actual shares delivered under these awards are subject to performance conditions and therefore may vary from the target units reported here.

(3)
These RSUs vest in two equal increments on 8/31/25 and 8/31/26.

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(4)
These RSUs vest in one-third increments on 8/31/25, 8/31/26, and 8/31/27.

(5)
These RSUs vest in two equal increments on 6/3/26 and 6/3/27.

(6)
Mr. Bowen voluntarily departed the Company on September 13, 2024, and he forfeited his fiscal year 2023 and 2024 performance share units, and any unvested restricted share units, upon his departure.

OPTION EXERCISES AND STOCK VESTED TABLE
The following table summarizes the value realized by the NEOs upon option award exercises and stock award vesting during the fiscal year ended June 30, 2025.
	Option Awards		Stock Awards
Name of Executive	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)
Jones	—	—	339,033	21,464,179
Campbell	—	—	2,369	139,558
Mason	—	—	—	—
Manuel	—	—	—	—
Redler	—	—	3,150	199,427
Bowen	—	—	111,960	7,088,188

(1)
Amounts in this column reflect restricted share units and performance share units that vested during the fiscal year ended June 30, 2025 (including dividend equivalents accumulated as the date of vesting).

NONQUALIFIED DEFERRED COMPENSATION
The Company provides the H&R Block, Inc. Deferred Compensation Plan for Executives, a nonqualified plan (the “DC Plan”), to employees who meet certain eligibility requirements. The DC Plan is intended to pay, out of the general assets of the Company, an amount substantially equal to the deferrals and Company contributions, adjusted for any earnings or losses. The Company does not provide any matching contributions for this plan.
Participants can elect to defer from 0% to 100% of eligible base salary and up to 100% of annual bonus on a pre-tax basis. The DC Plan offers various investment options (which mirror the options available under the Company’s 401(k) plan) to participants. Participant deferrals are credited to a bookkeeping account that is administered by Fidelity Investments. Earnings are credited to each participant’s account based on the investment options selected by such participant. Participants may change or reallocate their investments at any time but can only change the deferral amount once per year.
Participants can elect to receive in-service payments or lump-sum or monthly payments over one to 15 years following termination from service or disability. To ensure compliance with IRC Section 409A, the DC Plan provides that the payments following termination shall not be made earlier than six months after the termination date. Amounts deferred under the DC Plan by NEOs, if any, are included in the appropriate column of the Summary Compensation Table.
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The following table summarizes our NEOs’ compensation under the DC Plan for Executives during the fiscal year ended June 30, 2025.
Name of Executive	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings (Loss) in Last FY ($)(1)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(2)
Jones	1,029,029	134,914	127,933	—	1,291,876
Campbell	—	—	—	—	—
Mason	—	—	—	—	—
Manuel	—	—	—	—	—
Redler	—	—	—	—	—
Bowen	—	—	—	—	—

(1)
The amounts in this column are not included in the Summary Compensation Table because they are not above-market or preferential earnings on deferred compensation.

(2)
Amounts in this column include NEO contributions previously reflected in Summary Compensation Tables included in the Company’s proxy statements for prior fiscal years and any earnings thereon.

EMPLOYMENT AGREEMENTS, CHANGE IN CONTROL AND OTHER ARRANGEMENTS
Jeffrey J. Jones II Prior Employment Agreement and Advisor Agreement
The Company and Mr. Jones entered into the Prior Employment Agreement in November 2021, which was in effect for all of fiscal year 2025 and a copy of which is filed as Exhibit 10.1 to our Current Report on Form 8-K filed on November 4, 2021. As previously disclosed, in August 2025, the Company and Mr. Jones entered into the Advisor Agreement, which replaced and superseded the Prior Employment Agreement in its entirety and is described below. A copy of the Advisor Agreement is filed as Exhibit 10.1 to our Current Report on Form 8-K filed on August 11, 2025.
Term. Unless earlier terminated, the Advisor Agreement includes a Transition Term, during which Mr. Jones will continue to serve as President and CEO until December 31, 2025 (the “Transition Term”), and an Advisory Term, which commences January 1, 2026 and ends September 2, 2026, during which Mr. Jones will serve as a Strategic Advisor to the Company (the “Advisory Term” and, together with the Transition Term, the “Term”).
Compensation. The Advisor Agreement provides for a base salary of $995,000 during the Term, and Mr. Jones will not be eligible for any future increase in base salary. The Advisor Agreement also provides for a target STI award equal to 150% of base salary, in respect of fiscal year 2025 and one-half of fiscal year 2026 (the portion of fiscal year 2026 in which Mr. Jones serves as President and CEO). Mr. Jones will not be eligible to participate in or receive a cash bonus in respect of any portion of fiscal year 2027. In addition, the Advisor Agreement provides that Mr. Jones will be eligible to receive an LTI award in respect of fiscal year 2026 and to continue to participate in the Company’s LTI plan with respect to prior years’ awards, but he will not be eligible to participate in or receive an LTI award in respect of any portion of fiscal year 2027. In addition, other than as provided in Mr. Jones’s current form of equity award agreement, he will not be eligible for any special or accelerated vesting with respect to any of his currently held long-term incentive plan awards.
Restrictive Covenants. The Advisor Agreement imposes restrictive covenants on Mr. Jones, which include non-hire, non-solicitation, non-competition, and non-disparagement during the term and for two years following his last day of employment, and non-disclosure of proprietary information during the term and thereafter in perpetuity.
Severance Benefits. In the event of a termination prior to the end of the Transition Term by the Company other than for Cause or by Mr. Jones for Good Reason, subject to his execution of a release, Mr. Jones is entitled to a lump-sum payment equal to two times his base salary and his target bonus; an amount equal to the COBRA premium for 24 months following termination; and a pro-rata bonus for the year of termination based on actual Company and individual performance for the applicable fiscal year.
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If Mr. Jones’s employment is terminated prior to the end of the Transition Term within 24 months following a Change in Control or within 120 days prior to a transaction that constitutes a “change in control” under IRC Section 409A by the Company other than for Cause or by Mr. Jones for Good Reason, Mr. Jones is entitled to a lump-sum payment equal to two times his base salary and his target bonus; an amount equal to the COBRA premium for 24 months following termination; and a pro-rata bonus for the year of termination based on target performance.
Death or Disability. In the event of Mr. Jones’s death or disability, he or his representatives are entitled to a pro-rata bonus for the year of termination based on actual Company and individual performance for the applicable fiscal year. If Mr. Jones’s death or disability occurs within 24 months following a Change in Control or within 120 days prior to a transaction that constitutes a “change in control” under IRC Section 409A, Mr. Jones is entitled to a pro-rata bonus for the year of termination based on target performance.
Definitions. For purposes of the Advisor Agreement, the following terms are defined to mean:
“Cause”: any one or more of the following grounds:
(i)
Mr. Jones’s commission of an act materially and demonstrably detrimental to the Company or any affiliate, which act constitutes gross negligence or willful misconduct by Mr. Jones in the performance of his material duties to the Company or any affiliate;

(ii)
Mr. Jones’s commission of any material act of dishonesty or breach of trust resulting or intending to result in material personal gain or material enrichment of Mr. Jones at the expense of the Company or any affiliate;

(iii)
Mr. Jones’s violation of certain covenants related to confidentiality, non-hiring of employees, and non-solicitation of customers, and non-competition; or

(iv)
The inability of the Company or any affiliate to participate in any activity subject to government regulation and material to the Company’s or any affiliate’s business solely as a result of any willful action or inaction by Mr. Jones.

“Change in Control”: defined in the 2018 Plan.
“Good Reason”: any one or more of the following grounds unless cured within thirty days of receipt of notice thereof:
(i)
A material diminution in Mr. Jones’s base salary or target bonus opportunity;

(ii)
Relocation of Mr. Jones’s location of employment outside of the Kansas City, Missouri metropolitan area;

(iii)
A material diminution in Mr. Jones’s responsibilities, duties or authority, authority as President and CEO of the Company, or a requirement to report to anyone other than the Company’s Board of Directors; or

(iv)
Any other action or inaction that constitutes a material breach by the Company of the Advisor Agreement.

New CEO Offer Letter
In connection with Mr. Campbell’s appointment as President and CEO of the Company effective January 1, 2026, the Company and Mr. Campbell entered into an Offer Letter on August 9, 2025, a copy of which is filed as Exhibit 10.2 to our Current Report on Form 8-K filed on August 11, 2025. The principal terms of the Offer Letter are described below.
Pursuant to the Offer Letter, Mr. Campbell will remain as President, Global Consumer Tax and Chief Product Officer with his current compensation and benefits until January 1, 2026. Effective January 1, 2026, Mr. Campbell will become President and CEO and will be appointed to the Company’s Board to fill the vacancy resulting from Mr. Jones’s retirement.
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Beginning January 1, 2026, Mr. Campbell’s compensation will consist of: (i) a base salary of $995,000; (ii) a target STI award equal to 125% of base salary, resulting in a prorated target STI for fiscal year 2026 of 110% of his average base salary for the fiscal year (taking into account a fiscal year 2026 base salary and STI target of 95% in his current position, which base salary and STI target will remain in effect for the first six months of fiscal year 2026); and (iii) eligibility to continue to participate in the Company’s equity incentive plan for each fiscal year as determined by the Compensation Committee. In addition, within five days of January 1, 2026, Mr. Campbell will be granted an off-cycle, one-time promotion LTI award under the 2018 Plan with an aggregate grant date fair value of $2.15 million, which reflects an annualized $6 million LTI award for fiscal year 2026, adjusted and prorated based on the LTI award Mr. Campbell will receive in respect of fiscal year 2026 in his current position and the commencement of his employment as President and CEO six months into fiscal year 2026.
In the event of a termination of employment by the Company without “Cause” or by Mr. Campbell for “Good Reason” (each as defined in the Company’s Executive Severance Plan), Mr. Campbell will be entitled to receive, among other benefits and subject to his execution and non-revocation of a release, two times his base salary, two times his annual STI target, payments equal to the monthly premium for COBRA continuation for 24 months, any STI award earned but unpaid with respect to a fiscal year ending prior to the termination date, and a prorated STI award for the fiscal year in which the termination occurs based on actual performance.
Mr. Campbell will also be required to relocate his principal residence to the Kansas City metropolitan area as soon as reasonably practicable, and in any event, no later than December 31, 2026. Mr. Campbell will receive relocation benefits under the Company’s U.S. Domestic Executive Relocation Policy.
H&R Block Executive Severance Plan
Messrs. Campbell and Manuel and Mses. Mason and Redler participate in the Executive Severance Plan, and Mr. Bowen participated in the Executive Severance Plan prior to his departure from the Company. Pursuant to the Prior Employment Agreement and the Advisor Agreement, as applicable, Mr. Jones participates only if and to the extent that the benefits related to equity awards thereunder exceed those contained in the Prior Employment Agreement or the Advisor Agreement, as applicable.
Eligibility. The Compensation Committee determines the Company associates who participate in the Executive Severance Plan.
Severance Benefits. If a participant incurs a Qualifying Termination, a Good Reason Termination, or a Change in Control Termination (which includes a participant’s Good Reason Termination within 75 days immediately preceding or within 18 months immediately following a Change in Control, as defined in the Executive Severance Plan), subject to the execution of a release, he or she is entitled to receive a lump sum severance amount equal to:
(i)
In the case of a Change in Control Termination, two times the participant’s annual base salary and STI target amount, and in the case of a Qualifying Termination that is not a Change in Control Termination, one and one-half times annual base salary and STI target amount; and

(ii)
An amount equal to the participant’s COBRA subsidy multiplied by 12, if the participant was enrolled in the Company’s applicable health, dental, and vision benefits on the termination date.

The Company will also provide reasonable outplacement assistance for a period not to exceed 15 months. The participant is entitled to a pro-rata award of any amounts payable under the Company’s STI compensation plan, based upon the participant’s actual performance and the attainment of goals established as determined by the Board in its sole discretion.
Definitions. For purposes of the Executive Severance Plan, the following terms are defined to mean:
“Cause”: any of the following unless, if capable of cure, such events are fully corrected in all material respects by the participant within 10 days after the Company provides notice of the occurrence of such event:
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(i)
Misconduct that materially interferes with or materially prejudices the proper conduct of the business of the Company;

(ii)
Commission of an act materially and demonstrably detrimental to the good will of the Company;

(iii)
Commission of any act of dishonesty or breach of trust resulting or intending to result in material personal gain or enrichment of the participant at the expense of the Company;

(iv)
Violation of any non-competition, non-solicitation, confidentiality or similar restrictive covenant under any employment-related agreement, plan, or policy with respect to which the participant is a party or is bound; or

(v)
Conviction of, or plea of guilty or nolo contendere to, a misdemeanor involving an act of moral turpitude or a felony.

“Good Reason Termination”: a separation from service which is initiated by the participant, subject to certain notice requirements, on account of one or more of the following conditions without the consent of the participant that is not substantially remedied by the Company:
(i)
A material diminution in the participant’s base compensation;

(ii)
A material diminution in the participant’s authority, duties, or responsibilities;

(iii)
The Company’s change by more than 50 miles in the primary geographic location at which the participant must perform the services; or

(iv)
Any other action or interaction that constitutes a material breach by the Company of any written employment-related agreement between the participant and the Company.

“Qualifying Termination”: the involuntary separation from service by the Company under circumstances not constituting Cause but does not include the elimination of the participant’s position where the participant was offered a comparable position with the Company or with a party that acquires any assets from the Company, the redefinition of participant’s position to a lower compensation rate or grade, or the participant’s death or disability.
Equity Award Agreements
In connection with equity awards our executives enter into equity award agreements that provide for acceleration of vesting or acceleration of forfeiture of the awards upon certain events. See “Termination of Employment Provisions in LTI Award Agreements” in the Compensation Discussion and Analysis above. Applicable definitions are as follows:
Retirement. Our standard equity award agreements define “Retirement” as voluntary termination at or after (i) reaching age 55 with at least five years of service with the Company or (ii) reaching age 60.
Severance Benefits; Death or Disability. “Qualifying Termination” and “Good Reason Termination” are defined as described above under “H&R Block Executive Severance Plan.” “Disability” means (i) for participants covered by a group long-term disability program, the participant is receiving income replacement benefits for at least three months under the program because of any physical or mental impairment expected to result in death or last for a continuous period of at least 12 months (a “qualifying impairment”); or (ii) in all other cases, the participant is unable to engage in any substantial gainful activity for a period of at least nine months because of a qualifying impairment.
In the event of a Change in Control Termination (as defined in the applicable award agreement), the participant becomes vested in all outstanding restricted share unit awards. After a change in control, the Compensation Committee may, in its discretion, equitably adjust the performance goals or payment formula that apply to performance share units, as determined necessary due to the change in control. Following a change in control, PSUs generally will vest as a result of the executive’s continued employment through the third anniversary of the grant date and the Company’s level of performance during the performance period. However, if an executive’s employment terminates
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before such third anniversary due to certain qualifying terminations that occur in connection with the change in control, or disability, death or retirement, the executive may be entitled to receive all or a pro-rata portion of the award.
The terms of the fiscal year 2026 LTI awards are described in more detail above under the headings “Fiscal Year 2026 Compensation Program.”
Indemnification Agreements
We have entered into indemnification agreements with each of our directors and certain of our officers, including each of our named executive officers, on a form previously approved by our Board. These agreements are intended to supplement our officer and director liability insurance and to provide the officers and directors with specific contractual assurance that the protection provided by our Bylaws will continue to be available regardless of, among other things, an amendment to the Bylaws or a change in management or control of the Company.
In general, the indemnification agreement provides that, subject to the provisions set forth therein, the Company will indemnify and hold harmless the director or officer (each, an “Indemnitee”) against all direct and indirect costs and liabilities incurred by an Indemnitee, to the fullest extent permitted by applicable law, in connection with any actions, claims, suits or other proceedings brought against such Indemnitee by reason of (i) the fact that the Indemnitee is or was a director, officer or other fiduciary of the Company or, at the request of the Company, a director, officer or other fiduciary of a subsidiary of the Company, or (ii) any action taken, or failure to act, by such Indemnitee in such capacity. The indemnification agreement provides contractual assurances regarding the scope of the indemnification as permitted by the Missouri General and Business Corporation Law and the Bylaws.
Under the Indemnification Agreement, an Indemnitee will have the right to advancement by the Company of expenses as they are actually and reasonably paid or incurred in connection with defending a claim covered by the Indemnification Agreement prior to the final disposition of such claim. The Indemnitee is required to repay any expenses advanced to the Indemnitee if such Indemnitee is determined not to be entitled to indemnification by the Company.
The above description of the terms of the Indemnification Agreement does not purport to be complete and is qualified in its entirety by reference to the form of Indemnification Agreement, a copy of which is filed with the SEC as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ended January 31, 2012.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
The following table summarizes the potential payments our NEOs would receive in the event of termination or a change in control of the Company, except for Mr. Bowen. For Mr. Bowen, who retired from the Company prior to the end of fiscal year 2025, the table reflects the circumstances of his actual departure. For Messrs. Jones, Campbell, and Manuel and Mses. Mason and Redler, this table assumes the relevant triggering event occurred on June 30, 2025, and the value of the equity-based awards included below was therefore determined using the closing price of the Company’s common stock of $54.89, which was the closing price as reported on the NYSE on June 30, 2025 (the last trading day of fiscal year 2025). Accordingly, the amounts provided in this table for each of our NEOs (except for Mr. Bowen) are based on hypothetical circumstances, may materially differ from actual amounts payable upon the triggering event, and the actual amounts to be paid out can only be determined at the time of such triggering event.
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POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL TABLE
Name of Executive	Termination without Cause ($)	Termination for Good Reason ($)	Termination without Cause or for Good Reason in Connection with a Change in Control ($)	Retirement ($)	Death or Disability ($)
Jones(1)
Cash	4,975,000	4,975,000	4,975,000	—	—
Restricted Share Units	—	—	5,871,544	1,786,243	3,304,118
Performance Share Units	8,278,405	8,278,405	15,361,678	8,278,405	10,862,276
Health and Welfare Plan Benefits	58,248	59,248	58,248	—	—
Outplacement Services	—	—	—	—	—
Total	13,311,653	13,311,653	26,266,470	10,064,648	14,166,394
Campbell(2)
Cash	1,781,250	1,781,250	2,375,000	—	—
Restricted Share Units	—	—	724,357	—	260,345
Performance Share Units	—	—	813,154	—	—
Health and Welfare Plan Benefits	21,221	21,221	21,221	—	—
Outplacement Services	15,000	15,000	15,000	—	—
Total	1,817,471	1,817,471	3,948,732	—	260,345
Mason(2)
Cash	1,752,750	1,752,750	2,337,000	—	—
Restricted Share Units	—	—	402,129	—	—
Performance Share Units	—	—	704,775	—	—
Health and Welfare Plan Benefits	20,057	20,057	20,057	—	—
Outplacement Services	15,000	15,000	15,000	—	—
Total	1,787,807	1,787,807	3,478,961	—	—
Manuel(2)
Cash	1,710,000	1,710,000	2,280,000	—	—
Restricted Share Units	—	—	490,533	—	—
Performance Share Units	—	—	704,775	—	—
Health and Welfare Plan Benefits	21,221	21,221	21,221	—	—
Outplacement Services	15,000	15,000	15,000	—	—
Total	1,746,221	1,746,221	3,511,529	—	—
Redler(2)
Cash	1,610,250	1,610,250	2,147,000	—	—
Restricted Share Units	—	—	870,099	—	498,856
Performance Share Units	1,256,776	1,256,776	2,295,810	—	1,645,253
Health and Welfare Plan Benefits	—	—	—	—	—
Outplacement Services	15,000	15,000	15,000	—	—
Total	2,882,026	2,882,026	5,327,909	—	2,144,109
Bowen(3)
Cash	—	—	—	—	—
Restricted Share Units	—	—	—	—	—
Performance Share Units	—	—	—	—	—
Health and Welfare Plan Benefits	—	—	—	—	—
Outplacement Services	—	—	—	—	—
Total	—	—	—	—	—

(1)
Based on a hypothetical trigger date of June 30, 2025, payments to Mr. Jones would be made pursuant to the terms of the Prior Employment Agreement and various equity award agreements described above under “Employment Agreements, Change in Control and Other Arrangements” and “Termination of Employment, Severance, and Transition Arrangements.”

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(2)
Based on a hypothetical trigger date of June 30, 2025, payments to Messrs. Campbell and Manuel and Mses. Mason and Redler would be made pursuant to the terms of the Executive Severance Plan and various equity award agreements described above under “Employment Agreements, Change in Control and Other Arrangements” and “Termination of Employment, Severance, and Transition Arrangements.”

(3)
As discussed above, Mr. Bowen voluntarily departed the Company on September 13, 2024. Mr. Bowen’s voluntary departure from the Company did not constitute a “retirement” under the definitions of our equity award agreements, and he therefore forfeited his fiscal year 2023 and 2024 performance share units, and any unvested restricted share units, upon his departure. Mr. Bowen received no additional compensation in connection with his voluntary departure.

PAY RATIO DISCLOSURE
Pursuant to a mandate of the Dodd-Frank Wall Street Reform and Consumer Protection Act, the SEC adopted a rule that requires a public company to disclose the ratio of the annual total compensation of its CEO to the median annual total compensation of its employees (other than its CEO). Mr. Jones served as our President and CEO throughout fiscal year 2025.
On June 30, 2025, the date which we selected to identify the median employee (the “Pay Ratio Date”), the Company and its consolidated subsidiaries had approximately 12,391 U.S. employees and 4,842 non-U.S. employees, for a total of 17,233 employees. This population consisted of full-time, part-time, seasonal, and temporary employees.
To identify the median employee from the employee population of the Company and its consolidated subsidiaries, we compared the amount of salary and wages paid to employees (excluding Mr. Jones), as reflected in our payroll records for our 2025 fiscal year. We annualized compensation for employees who were hired in fiscal 2025 but did not work for us the entire year, excluding seasonal and temporary employees. No cost-of-living adjustments were made in identifying the median employee.
The identified median employee was a seasonal associate whose total hours worked during the year was equivalent to approximately four months of a full-time associate’s hours worked. After the median employee was identified, we calculated such employee’s annual total compensation using the same methodology used for the Company’s named executive officers as set forth in the fiscal year 2025 Summary Compensation Table of this proxy statement.
For fiscal year 2025, the annual total compensation for Mr. Jones was $10,969,337 and the annual total compensation for the median employee, excluding Mr. Jones, was $26,102, which resulted in a ratio of 420 to 1.
The SEC rules for identifying the median employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. We believe that our calculated ratio is a reasonable estimate calculated in a manner consistent with the pay ratio disclosure requirements. The pay ratios reported by other companies, including those within our Peer Group and industry, may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.
This information is being provided for the purposes of compliance with the pay ratio disclosure requirement. Neither the Compensation Committee nor management of the Company used the pay ratio measure in making compensation decisions.
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PAY VERSUS PERFORMANCE
Pay versus Performance Table
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid or “CAP” (as defined by SEC rules) and certain financial performance of the Company. The Compensation Committee did not consider the pay versus performance disclosure when making its incentive compensation decisions. For further information about how we align executive compensation with the Company’s performance, see “Compensation Discussion and Analysis” on page 23 above.
	Summary Compensation Table Total for PEO ($)(2)	Compensation Actually Paid to PEO ($)(3)	Average Summary Compensation Table Total for Non-PEO NEOs ($)(4)	Average Compensation Actually Paid to Non-PEO NEOS ($)(5)	Value of Initial Fixed $100 Investment Based On:		Net Income ($, in 000s)	EBITDA from Continuing Operations ($, in 000s)(8)
Fiscal Year(1)					Company Total Shareholder Return ($)(6)	Peer Group Total Shareholder Return ($)(7)
2025	10,969,337	14,570,562	1,988,732	1,309,322	399.34	271.96	605,773	976,343
2024	9,877,088	25,146,908	1,669,244	3,254,732	384.69	235.17	595,317	963,186
2023	8,814,357	4,044,522	2,564,099	1,807,408	219.31	206.20	553,700	914,691
2022	11,040,183	33,126,771	2,460,082	5,665,458	235.61	171.54	553,674	889,529
TP	191,218	1,551,299	90,194	310,262	150.03	203.31	89,610	159,613
2021	8,908,536	17,552,877	2,219,359	3,628,330	142.24	208.37	583,791	932,458

(1)
Refers to the following periods: (a) for 2025, our fiscal year ended June 30, 2025; (b) for 2024, our fiscal year ended June 30, 2024; (c) for 2023, our fiscal year ended June 30, 2023; (d) for 2022, our fiscal year ended June 30, 2022; (e) for TP or Transition Period, the two-month transition period from May 1, 2021 to June 30, 2021; and (f) for 2021, our fiscal year ended April 30, 2021. On June 9, 2021, the Board of Directors approved a change of the Company’s fiscal year end from April 30 to June 30, resulting in the two-month Transition Period. References to years in the tables below refer to each of these periods, including the Transition Period.

(2)
Reflects compensation amounts reported in the Summary Compensation Table for our President and CEO (our principal executive officer or “PEO”), Jeffrey J. Jones II, for the respective periods shown.

(3)
Represents the amount of “compensation actually paid” to Mr. Jones, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. Jones during the applicable period. In accordance with the requirements of Item 402(v) of Regulation S-K, the adjustments in the table below were made to Mr. Jones’s total compensation for each period to determine the compensation actually paid. The assumptions we used to calculate the values for stock awards included in the calculation of compensation actually paid for Mr. Jones did not differ materially from those used to calculate grant date fair value for such awards. We did not report a change in pension value for any of the periods reflected in the Summary Compensation Table for Mr. Jones as we do not have a pension plan.

	2025	2024	2023	2022	TP	2021
SCT Total Compensation ($)	10,969,337	9,877,088	8,814,357	11,040,183	191,218	8,908,536
Stock Award Values Reported in SCT for the Covered Year ($)	(8,300,085)	(7,000,047)	(6,200,037)	(6,416,674)	—	(5,500,021)
Fair Value as of Year End for Stock Awards Granted in the Covered Year ($)	7,139,807	10,260,211	3,931,767	14,091,016	—	11,672,617
Change in Fair Value of Outstanding Unvested Stock Awards from Prior Years ($)	433,827	11,598,848	(1,712,399)	9,193,488	859,747	3,097,389
Change in Fair Value of Stock and Option Awards from Prior Years that Vested in the Covered Year ($)	4,327,677	410,808	(789,166)	5,218,758	500,334	(266,735)
Fair Value of Stock Awards Forfeited during the Covered Year ($)	—	—	—	—	—	(358,909)
Compensation Actually Paid ($)	14,570,562	25,146,908	4,044,522	33,126,771	1,551,299	17,552,877
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(4)
Represents the average of the amounts reported for the Company’s NEOs as a group (excluding our CEO) in the “Total” column of the Summary Compensation Table in each applicable period. The names of the NEOs included for purposes of calculating the average amounts in each applicable period are as follows: (a) for 2025, Tiffany L. Mason, Curtis A. Campbell, Scott R. Manuel, Dara S. Redler, and Tony G. Bowen; (b) for 2024, Tony G. Bowen, Curtis A. Campbell, Dara S. Redler, and Kellie J. Logerwell; (c) for 2023, Tony G. Bowen, Karen A. Orosco, Dara S. Redler, and Kellie J. Logerwell; (d) for 2022, Tony G. Bowen, Karen A. Orosco, Dara S. Redler, Kellie J. Logerwell, and Thomas A. Gerke; (e) for the Transition Period, Tony G. Bowen, Karen A. Orosco, Kellie J. Logerwell, and Thomas A. Gerke; and (f) for 2021, Tony G. Bowen, Karen A. Orosco, Kellie J. Logerwell, and Thomas A. Gerke.

(5)
Represents the average amount of “compensation actually paid” to the NEOs as a group (excluding the CEO), as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the NEOs as a group during the applicable period. In accordance with the requirements of Item 402(v) of Regulation S-K, the adjustments in the table below were made to the NEOs’ average total compensation for each period to determine the compensation actually paid. The assumptions we used to calculate the values for stock awards included in the calculation of compensation actually paid for the NEOs did not differ materially from those used to calculate grant date fair value for such awards. We did not report a change in pension value for any of the periods reflected in the Summary Compensation Table for the NEOs as we do not have a pension plan.

	2025	2024	2023	2022	TP	2021
Average SCT Total Compensation ($)	1,988,732	1,669,244	2,564,099	2,460,082	90,194	2,219,359
Average Stock Award Values Reported in SCT for the Covered Year ($)	(1,080,069)	(870,042)	(1,155,024)	(1,089,033)	—	(937,524)
Average Fair Value as of Year End for Stock Awards Granted in the Covered Year ($)	929,557	1,241,575	732,462	2,329,038	—	1,989,690
Average Change in Fair Value of Outstanding Unvested Stock Awards from Prior Years ($)	14,655	1,146,991	(254,615)	1,253,681	144,793	501,537
Average Change in Fair Value of Stock Awards from Prior Years that Vested in the Covered Year ($)	266,533	66,963	(79,514)	711,690	75,275	(45,331)
Average Fair Value of Stock Awards Forfeited during the Covered Year ($)	(810,085)	—	—	—	—	(99,401)
Average Compensation Actually Paid ($)	1,309,322	3,254,732	1,807,408	5,665,458	310,262	3,628,330

(6)
Company TSR is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period.

(7)
Represents the weighted peer group TSR, weighted according to the respective companies’ stock market capitalization at the beginning of the period. The peer group used for this purpose is the S&P 400 Consumer Services Industry Group Index, which is the same group used by the Company for purposes of compliance with Item 201(e)(1)(ii) of Regulation S-K.

(8)
We determined EBITDA from Continuing Operations to be the most important financial performance measure used to link Company performance to CAP to our PEO and Non-PEO NEOs in fiscal year 2025, 2024 and 2023. EBITDA from Continuing Operations is a non-GAAP measure that is defined in the Compensation Discussion and Analysis section of this Proxy Statement. EBITDA from Continuing Operations may not have been the most important financial performance measure for fiscal years 2022 and 2021 or the Transition Period and we may determine a different financial performance measure to be the most important financial performance measure in future years.

Financial Performance Measures
As described in greater detail in Compensation Discussion and Analysis beginning on page 23, our approach to executive compensation is designed to recruit, retain, and motivate talented executives, directly link pay to performance over both short-term and multi-year periods, and align management and shareholder interests. The most important financial measures used by the Company to link compensation actually paid (as defined by SEC rules) to the Company’s NEOs for the most recently completed fiscal year to the Company’s performance are:
■
EBITDA from Continuing Operations;

■
Revenue from Continuing Operations;

■
Pre-Tax Earnings from Continuing Operations; and

■
Relative TSR.

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Analysis of the Information Presented in the Pay versus Performance Table
While we utilize several performance measures to align executive compensation with performance, all of those measures are not presented in the Pay versus Performance table. The Company seeks to incentivize both short- and long-term performance, and therefore does not specifically align the Company’s performance measures with compensation that is actually paid (as defined by SEC rules) for a particular year. In accordance with Item 402(v) of Regulation S-K, we are providing the following graphic descriptions of the relationships between information presented in the Pay versus Performance table.
To facilitate clear disclosure and ease of comparison on year-over-year changes, we have excluded the Transition Period from the graphics below, but have summarized the relationships between compensation actually paid (as defined by SEC rules) and the required metrics for the Transition Period in footnotes to the graphics.
CAP and TSR*
CAP, Net Income and EBITDA from
Continuing Operations*

*
All figures in the above graphs are from the Pay versus Performance table above. To facilitate clear disclosure on year-over-year changes, we have excluded the Transition Period from the graphs. Given the short, two-month length of the Transition Period, and that no performance-based compensation was awarded during the period, Transition Period CAP is not correlated to TSR, Net Income, or EBITDA from Continuing Operations for the period.

EQUITY COMPENSATION PLANS
The following table provides information about the Company’s common stock that may be issued upon the exercise of options, warrants and rights under all of the Company’s existing equity compensation plans as of June 30, 2025. As of June 30, 2025, the Company had two active stock-based compensation plans: the 2018 Plan and the H&R Block, Inc. 2000 Employee Stock Purchase Plan (as amended and restated effective January 1, 2020). Our shareholders have approved all of the Company’s current stock-based compensation plans.
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights (A) (# 000)	Weighted-average exercise price of outstanding options, warrants, and rights (B) ($)	Number of securities remaining available for future issuance under equity compensation plans excluding securities reflected in column (A) (C) (# 000)
Equity compensation plans approved by security holders	274	$29.73	8,358
Equity compensation plans not approved by security holders	—	—	—
Total	274	$29.73	8,358
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AUDIT COMMITTEE REPORT
The Company’s management is responsible for preparing financial statements in accordance with GAAP and the financial reporting process, including the Company’s disclosure controls and procedures and internal control over financial reporting. The Company’s independent registered public accounting firm is responsible for (i) auditing the Company’s financial statements and expressing an opinion as to their conformity to GAAP and (ii) auditing the effectiveness of the Company’s internal control over financial reporting and expressing an opinion as to its effectiveness. The Audit Committee of the Board of Directors, composed solely of independent directors, meets periodically with management, including the Vice President, Internal Audit (the employee with primary responsibility for the Company’s internal audit functions) and others in the Company, and the Company’s independent registered public accounting firm to review and oversee matters relating to the Company’s financial statements, audit services (internal audit) activities, disclosure controls and procedures, and internal control over financial reporting and non-audit services provided by the independent accountants. In addition, the Audit Committee pre-approved all audit and non-audit fees paid to such firm.
The Audit Committee has reviewed and discussed with management and Deloitte, the Company’s independent registered public accounting firm, the Company’s audited financial statements for the fiscal year ended June 30, 2025. The Audit Committee has also discussed with Deloitte the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. In addition, the Audit Committee received from Deloitte the written disclosures and the letter required by applicable requirements of the PCAOB regarding Deloitte’s communications with the Audit Committee concerning independence, discussed with Deloitte its independence from the Company and the Company’s management, and considered whether Deloitte’s provision of non-audit services to the Company is compatible with maintaining the auditor’s independence.
The Audit Committee conducted its own self-evaluation and evaluation of the services provided by Deloitte during the fiscal year ended June 30, 2025. Based on its evaluation of Deloitte, the Audit Committee reappointed Deloitte as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2026.
Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors of the Company that the Company’s audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended June 30, 2025, for filing with the SEC.
AUDIT COMMITTEE
Victoria J. Reich, Chair
Richard A. Johnson
Mia F. Mends
Matthew E. Winter
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AUDIT FEES
The following table presents fees for professional services rendered by Deloitte for the audit of the Company’s annual financial statements for the years ended June 30, 2025 and June 30, 2024, and fees billed for other services rendered by Deloitte for such years. Fees disclosed below include fees actually billed and expected to be billed for services relating to the applicable fiscal year.
	Fiscal Year 2025	Fiscal Year 2024
Audit Fees	$2,976,995	$2,993,373
Audit-Related Fees	$121,195	$118,285
Tax Fees	$145,194	$105,960
All Other Fees	—	—
Total Fees	$3,243,384	$3,217,618
Audit Fees consist of fees for professional services rendered for the audit of the Company’s financial statements and review of financial statements included in the Company’s quarterly reports and services normally provided by the independent auditor in connection with statutory and regulatory filings or engagements.
Audit-Related Fees are fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements or that are traditionally performed by the independent auditor. Amounts included consist of fees incurred relating to support of business acquisition and divestiture activities, independent assessments of internal controls, audits of employee benefits plan financial statements, and other audit-related services.
Tax Fees consist of fees for the preparation or review of original and amended tax returns, claims for refunds and tax payment-planning services for tax compliance, tax planning, tax consultation, and tax advice. Amounts included above consist of fees incurred relating to transfer pricing studies, technical consultation related to international tax matters, and other tax advisory services.
All Other Fees are fees billed for professional services that were not the result of an audit, review, or tax-related services, and have historically consisted primarily of subscriptions to human resources publications and related items.
The Audit Committee has adopted policies and procedures for pre-approving audit and non-audit services performed by the independent auditor so that the provision of such services does not impair the auditor’s independence. All fees reported above were approved pursuant to the policy. Under the Audit Committee’s pre-approval policy, the terms and fees of the annual audit engagement require specific Audit Committee approval. Other types of services are eligible for general pre-approval. Unless a type of service to be provided by the independent auditor has received general pre-approval, it will require specific Audit Committee pre-approval. In addition, any proposed services exceeding pre-approved cost levels will require specific pre-approval by the Audit Committee.
General pre-approval granted under the Audit Committee’s pre-approval policy extends to the next fiscal year following the date of pre-approval. The Audit Committee reviews and pre-approves services that the independent auditor may provide without obtaining specific Audit Committee pre-approval on an annual basis and revises the list of general pre-approved services from time to time. In determining whether to pre-approve audit or non-audit services (regardless of whether such approval is general or specific pre-approval), the Audit Committee will consider whether such services are consistent with the SEC’s rules on auditor independence. The Audit Committee will also consider whether the independent auditor is best positioned to provide the most effective and efficient service and whether the service might enhance the Company’s ability to manage or control risk or improve audit quality. All such factors will be considered as a whole and no one factor is necessarily determinative. The Audit Committee will also consider the relationship between fees for audit and
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non-audit services in deciding whether to pre-approve any such services. The Audit Committee may determine for each fiscal year the appropriate ratio between Audit Fees and Audit-Related Fees, Tax Fees, and All Other Fees.
The Audit Committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated shall report any pre-approval decisions to the Audit Committee at its next scheduled meeting.
The Audit Committee has concluded that the provision of non-audit services provided to the Company by Deloitte during the 2025 fiscal year was compatible with maintaining its independence.
The Board unanimously recommends a vote FOR Proposal 2	PROPOSAL 2 – RATIFICATION OF APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board’s Audit Committee has appointed Deloitte as the Company’s independent registered public accounting firm to audit the Company’s financial statements for the fiscal year ending June 30, 2026. As a matter of good corporate governance, the Audit Committee submits its selection of Deloitte to our shareholders for ratification and will consider the vote of our shareholders when appointing our independent registered public accounting firm in the future. A representative of Deloitte is expected to attend the Annual Meeting to respond to appropriate questions and will have an opportunity to make a statement, if desired. For additional information regarding the Company’s relationship with Deloitte, please refer to the “Audit Committee Report” and “Audit Fees” sections above.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL 2.
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The Board unanimously recommends a vote FOR Proposal 3	PROPOSAL 3 – ADVISORY APPROVAL OF THE COMPANY’S NAMED EXECUTIVE OFFICER COMPENSATION
The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and Section 14A of the Exchange Act require that we permit our shareholders to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in the “Compensation Discussion and Analysis” section, the Summary Compensation Table and accompanying executive compensation tables, and the related narrative disclosure beginning on page 23. At our 2023 annual meeting, our shareholders approved, on an advisory basis, that an advisory vote on executive compensation should be held annually. Based on such result, our Board determined that the advisory vote on executive compensation will be held every year until the next advisory vote on the frequency of future advisory votes on executive compensation.
We believe that our compensation programs and policies reflect an overall pay-for-performance culture that is strongly aligned with the interests of our shareholders. We are committed to utilizing a mix of incentive compensation programs that will reward success in achieving the Company’s financial objectives and growing value for shareholders, and we will continue to refine these incentives to maximize Company performance. The Compensation Committee of the Board has overseen the development of a compensation program designed to achieve pay-for-performance and alignment with shareholder interests, as described more fully in the “Compensation Discussion and Analysis” section beginning on page 23. The compensation program was designed in a manner that we believe is reasonable, competitive, and appropriately balances the goals of recruiting, retaining, and motivating our executives while rewarding performance and aligning management and shareholder interests.
The Company and the Board regularly evaluate our compensation policies and practices to ensure they are meeting our objectives and are consistent with corporate governance best practices. As part of that process, the Compensation Committee and the Board consider the results of our shareholder advisory vote on executive compensation. At our 2024 annual meeting of shareholders held on November 6, 2024, our shareholders approved our fiscal year 2024 compensation awarded to our NEOs with approximately 98% of the votes cast in favor of the proposal. The Compensation Committee will continue to routinely evaluate and enhance or modify our compensation program, as appropriate, after considering the views of our shareholders.
For the reasons discussed above and in the “Compensation Discussion and Analysis” section beginning on page 23, the Board recommends that shareholders vote in favor of the following “say-on-pay” resolution:
“Resolved, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables, narrative discussion and any related material disclosed in this proxy statement, is hereby approved.”
Because your vote is advisory, it will not be binding upon the Company, the Board, or the Compensation Committee. However, because we value the views of our shareholders, the Compensation Committee will continue to consider the outcome of the vote when considering future executive compensation arrangements.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL 3.
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INFORMATION REGARDING SECURITY HOLDERS
SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT
The following table shows the number of shares of common stock beneficially owned by each director and nominee for election as director, by each of the named executive officers, and by all directors and executive officers as a group as of September 15, 2025. The number of shares beneficially owned is determined under rules of the SEC. The information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares as to which the individual has either sole or shared voting power or investment power and also any shares that the individual has the right to acquire within sixty days through the exercise of any stock option or other right. Unless otherwise indicated in the footnotes, each person has sole voting and investment power with respect to shares set forth in the following table.
	Number of Shares
Name	Beneficially Owned(1)	Share Units and Share Equivalents(2)	Total	Percent of Class
Tony G. Bowen(3)	50,840	—	50,840	*
Curtis A. Campbell	3,159	—	3,159	*
Sean H. Cohan	—	24,301	24,301	*
Robert A. Gerard	32,000	298,872	330,872	*
Anuradha (Anu) Gupta	—	39,031	39,031	*
Richard A. Johnson	10,000	70,487	80,487	*
Jeffrey J. Jones II	918,312	180,244	1,098,556	*
Scott R. Manuel	1,745	—	1,745	*
Tiffany L. Mason	1,385	—	1,385	*
Mia F. Mends	—	24,301	24,301	*
Dara S. Redler	21,252	—	21,252	*
Victoria J. Reich	4,484	111,517	116,001	*
Matthew E. Winter	—	54,705	54,705	*
All directors, nominees and executive officers as a group (10 persons)(4)	992,337	803,458	1,795,795	1.4%

*
Does not exceed 1% based on shares of our common stock outstanding as of September 15, 2025, adjusted as required by the rules promulgated by the SEC.

(1)
Includes shares that on September 15, 2025 the specified person had the right to purchase as of November 15, 2025 pursuant to options granted in connection with the 2013 Plan, as follows: Mr. Jones – 273,905 shares.

(2)
These amounts reflect share unit balances in the Company’s Deferred Compensation Plan for Directors, the Company’s Deferred Compensation Plan for Executives, the DSU Plan, the 2013 Plan and/or the 2018 Plan. The value of the share units mirrors the value of the Company’s common stock. The share units do not have voting rights.

(3)
Mr. Bowen departed the Company on September 13, 2024. The information reported is based on information available to the Company and may not reflect his current beneficial ownership. The shares held by Mr. Bowen have been excluded from the total ownership because he no longer serves as an executive officer.

(4)
Includes all directors, nominees and current executive officers. Mr. Bowen voluntarily departed the Company on September 13, 2024, and, therefore, he is excluded from this total.

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PRINCIPAL SECURITY HOLDERS
The following table sets forth the name, address and share ownership of each person or organization known to the Company to be the beneficial owner of more than 5% of the outstanding common stock of the Company.
Name and Address of Beneficial Owner	Shares Beneficially Owned	Percent of Common Stock Outstanding(1)
BlackRock, Inc. 55 East 52nd Street New York, New York 10055	17,882,648(2)	14.08%
The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, Pennsylvania 19355	14,641,461(3)	11.53%
FMR LLC 245 Summer Street Boston, Massachusetts 02210	14,408,984(4)	11.35%

(1)
Applicable percentages based on shares of our common stock outstanding as of September 15, 2025.

(2)
Information as to the number of shares is furnished in reliance on the Schedule 13G/A of BlackRock, Inc. filed on January 23, 2024. The Schedule 13G/A indicates that the number of shares beneficially owned includes 17,317,648 shares with sole voting power and 17,882,648 shares with sole dispositive power.

(3)
Information as to the number of shares is furnished in reliance on the Schedule 13G/A of The Vanguard Group, Inc. filed on February 13, 2024. The Schedule 13G/A indicates that the number of shares beneficially owned includes 58,998 shares with shared voting power, 14,428,522 shares with sole dispositive power, and 212,939 shares with shared dispositive power.

(4)
Information as to the number of shares furnished in reliance on the Schedule 13G/A of FMR LLC filed on February 12, 2025. The Schedule 13G/A indicates that the number of shares beneficially owned includes 14,408,984 shares with sole dispositive power.

REVIEW OF RELATED PERSON TRANSACTIONS
The Board has adopted a Related Party Transaction Approval Policy (the “Policy”), which is administered by the Company’s management and the G&N Committee. Under the Policy, the Company’s management will determine whether a transaction meets the requirements of a Related Party Transaction as defined in the Policy. The G&N Committee will then review the material facts of the Related Party Transaction and either approve or ratify the transaction (subject to certain exceptions which are deemed pre-approved) taking into account, among other factors it deems appropriate, whether the transaction is on terms no less favorable than those generally available to an unaffiliated third party under the same or similar circumstances and the extent of the Related Party’s interest in the transaction. If advance approval of a Related Party Transaction is not feasible, the G&N Committee must either ratify the transaction at its next regularly scheduled meeting or the transaction must be rescinded. No director who is a Related Party with respect to a Related Party Transaction may participate in any discussion or approval of such transaction, except that the director must provide all material information concerning the transaction to the G&N Committee.
A “Related Party Transaction” is any transaction, arrangement or relationship, or any series of transactions, arrangements or relationships in which the Company or any of its subsidiaries is a participant, the amount involved will or may be expected to exceed $120,000 in any fiscal year, and a Related Party has or will have a direct or indirect interest.
A “Related Party” under the Policy is any (i) executive officer as designated under Section 16 of the Exchange Act, director, or nominee for election as a director, (ii) greater than 5% beneficial owner of the Company’s common stock, or (iii) immediate family member of any of the foregoing.
The Company has not participated in any Related Party Transactions since the beginning of fiscal year 2025, other than those transactions described in the “Compensation Discussion and Analysis” section of this proxy statement.
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SHAREHOLDER PROPOSALS AND NOMINATIONS
We currently intend to hold our 2026 annual shareholder meeting in early November 2026. For a shareholder proposal to be considered for inclusion in the Company’s proxy statement for the 2026 annual meeting pursuant to SEC Rule 14a-8, the Company must receive notice at our offices at One H&R Block Way, Kansas City, Missouri 64105, Attention: Corporate Secretary, on or before May 27, 2026. SEC rules and regulations govern the submission of shareholder proposals and our consideration of them for inclusion in next year’s proxy statement and form of proxy.
Pursuant to the Company’s Bylaws, for any business not included in the proxy statement for the 2026 annual meeting to be brought before the meeting by a shareholder, the shareholder must give timely written notice of that business to the Corporate Secretary. To be timely, the notice must be received between July 8, 2026 and August 7, 2026 (between 90 and 120 days before the one-year anniversary of the date of the prior year’s annual meeting of shareholders). The notice must contain the information required by the Company’s Bylaws. Similarly, a shareholder wishing to submit a director nomination directly at an annual meeting of shareholders must deliver written notice of the nomination within the time period described in this paragraph and comply with the information and other requirements in our Bylaws relating to shareholder nominations.
Our Bylaws permit a group of shareholders (up to 20) who have owned a significant amount of the Company’s common stock (at least 3%) for a significant amount of time (at least three years) the ability to submit director nominees (up to 20% of the Board rounded down to the nearest whole director) for inclusion in the Company’s proxy materials if the shareholder(s) provides timely written notice of such nomination(s) and the shareholder(s) and the nominee(s) satisfy the requirements specified in the Company’s Bylaws. To be timely for inclusion in the Company’s proxy materials for the 2026 annual meeting, the notice must be received between July 8, 2026 and August 7, 2026 (between 90 and 120 days before the one-year anniversary of the date of the prior year’s annual meeting of shareholders). The notice must contain the information required by the Company’s Bylaws, and the shareholder(s) and nominee(s) must comply with the information and other requirements in our Bylaws relating to the inclusion of shareholder nominees in the Company’s proxy materials.
In addition, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice to our Corporate Secretary at the address set forth below that sets forth the information required by Rule 14a-19 under the Exchange Act no later than September 7, 2026 unless the required information has been provided in a preliminary or definitive proxy statement previously filed by the shareholder. If the date of the 2026 annual meeting is changed by more than 30 calendar days from November 5, 2026, then such notice must be provided by the later of 60 calendar days prior to the date of the 2026 annual meeting or the 10th calendar day following the day on which the Company publicly announces the date of the 2026 annual meeting. In order to comply with Rule 14a-19, the notice must be postmarked or transmitted electronically on or before the applicable deadline. The notice requirements under Rule 14a-19 are in addition to the applicable advance notice requirements under the Company’s Bylaws as described above.
A proxy may confer discretionary authority to vote on any matter at a meeting if we do not receive notice of the matter within the time frames described above. A copy of the Company’s Bylaws is available on our website at https://investors.hrblock.com/corporate-governance, or upon request to: H&R Block, Inc., One H&R Block Way, Kansas City, Missouri 64105, Attention: Corporate Secretary. The Chair of the meeting may exclude matters that are not properly presented in accordance with the foregoing requirements.
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QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING
WHY DID I RECEIVE A NOTICE IN THE MAIL REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS INSTEAD OF A FULL SET OF PRINTED PROXY MATERIALS?
Pursuant to rules adopted by the SEC, we are making this proxy statement and our 2025 Annual Report available to shareholders electronically. Unless you have already requested to receive a printed set of proxy materials, you will receive an “Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on November 5, 2025” (the “Notice”), which contains instructions on how to access proxy materials and vote your shares via the internet or telephone or, if you prefer, to request a printed set of proxy materials at no cost to you. On or about September 24, 2025, we mailed the Notice or, for shareholders who have already requested to receive a printed set of proxy materials, this proxy statement, an accompanying proxy card, and our 2025 Annual Report, to our shareholders of record. All shareholders will be able to access this proxy statement and our 2025 Annual Report on the website referred to in the Notice or request to receive printed copies of the proxy materials.
HOW CAN I ELECTRONICALLY ACCESS THE PROXY MATERIALS?
The Notice provides you with instructions on how to view our proxy materials for the Annual Meeting electronically. The website on which you will be able to view our proxy materials will also allow you to choose to receive future proxy materials electronically, which will save us the cost of printing and mailing documents to you. If you choose to receive future proxy materials electronically, you will receive an email next year with instructions containing a link to the proxy voting site. Your election to receive proxy materials electronically will remain in effect until you terminate it.
HOW CAN I OBTAIN A FULL SET OF PRINTED PROXY MATERIALS?
The Notice will provide you with instructions on how to request to receive printed copies of the proxy materials. You may request printed copies up until one year after the date of the meeting.
HOW DO I VOTE?
In order to vote, you will need the Control Number included on your proxy card, voting instruction card, or Notice you received.   Each shareholder has a unique Control Number so we can ensure that all voting instructions are genuine and prevent duplicate voting. Depending on the number of accounts in which you hold the Company’s common stock, you may receive and need to vote more than one Control Number. If you submit your proxy by internet or telephone, you do not need to return a proxy card. You can vote by any of the methods below prior to the meeting and still attend the virtual Annual Meeting. Whether or not you expect to attend the Annual Meeting virtually, please vote in advance of the meeting by one of the following methods.
If you are a registered shareholder, there are four different ways you can vote:
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By Internet – You can vote via the internet at www.proxyvote.com by following the instructions provided (you will need the Control Number);

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By Telephone – You can vote by telephone by calling the toll-free telephone number indicated on your proxy card or voting instruction card (you will need the Control Number);

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By Mail – If you received your proxy materials by mail, you can vote by signing, dating and returning the accompanying proxy card; or

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At the Virtual Meeting – You can also vote during the virtual Annual Meeting by visiting www.virtualshareholdermeeting.com/HRB2025 and following the instructions (you will need the Control Number). A vote at the Annual Meeting will revoke any prior votes.

When your proxy is properly submitted, your shares will be voted as you indicate. If you do not indicate your voting preferences, the appointed proxies (Dara S. Redler and Katharine M. Haynes) will vote your shares FOR each of the director nominees included in Proposal 1, and FOR
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Proposals 2 and 3. If your shares are owned in joint names, all joint owners must vote by the same method, and if joint owners vote by mail, all of the joint owners must sign the proxy card. The deadline for voting by telephone or via the internet, except with respect to shares held through the H&R Block Retirement Savings Plan as described below, is 11:59 p.m. Eastern Time on November 4, 2025.
If you are a beneficial owner of shares held in street name, you may vote by following the voting instructions provided by your broker, bank, or other nominee, and your broker, bank, or other nominee should vote your shares as you have directed.
If your shares are held through the H&R Block Retirement Savings Plan, you may also vote as set forth above, except that Plan participants may not vote their Plan shares at the Annual Meeting. If you provide voting instructions via the internet, by telephone or by written proxy card, Fidelity Management Trust Company, the Plan’s Trustee, will vote your shares as you have directed. If you do not provide specific voting instructions, the Trustee will vote your shares in the same proportion as shares for which the Trustee has received instructions. Due to the structure of the virtual meeting site, Plan participants will technically have the ability to submit votes for Plan shares during the Annual Meeting, but votes submitted by Plan participants during the Annual Meeting will not be counted or revoke their prior instructions. Please note that you must submit voting instructions to the Trustee no later than November 2, 2025 at 11:59 p.m. Eastern Time in order for your shares to be voted by the Trustee at the Annual Meeting. Your voting instructions will be kept confidential by the Trustee.
HOW DO I ATTEND THE ANNUAL MEETING?
We will be hosting the Annual Meeting online only. A summary of the information you need to attend online is provided below.
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Any holder of record as of the close of business on September 10, 2025, may attend and vote at the Annual Meeting by visiting www.virtualshareholdermeeting.com/HRB2025. If you want to vote during the Annual Meeting any shares you hold in street name, you must obtain instructions from your broker, bank, or other nominee.

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The live audio webcast of the Annual Meeting will begin promptly at 8:00 a.m. (CST). Online access to the audio webcast will open 15 minutes prior to the start of the Annual Meeting to allow time for you to log-in and test your device’s audio system. We encourage you to access the meeting in advance of the designated start time.

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You are entitled to attend and participate in the Annual Meeting online only if you were a registered shareholder as of September 10, 2025, the record date, or if you hold a valid proxy for the Annual Meeting.

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Please have the Control Number we have provided to you to join the Annual Meeting.

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Instructions on how to attend and participate in the Annual Meeting, including how to demonstrate proof of stock ownership, are available at www.virtualshareholdermeeting.com/HRB2025.

WHY IS THE ANNUAL MEETING BEING HELD VIRTUALLY?
We are pleased this year to again conduct the Annual Meeting solely online via the Internet through a live audio webcast and online shareholder tools. We continue to use the virtual annual meeting format to facilitate shareholder attendance and participation by leveraging technology to communicate more effectively and efficiently with our shareholders. This format empowers shareholders to participate from any location around the world at no cost. We have designed the virtual format to enhance shareholder access and participation and protect shareholder rights. For example:
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We Encourage Questions.   Our shareholders have multiple opportunities to submit questions for the meeting. Shareholders may submit a question online prior to or during the meeting by following the instructions at www.virtualshareholdermeeting.com/HRB2025. During the meeting, we will answer as many shareholder-submitted questions that are submitted in accordance with the meeting rules of conduct as time permits.

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We Believe in Transparency.   Although the live webcast is available only to shareholders, following completion of the Annual Meeting answers to questions submitted in accordance with the meeting rules of conduct will be posted to our Investor Relations website at https://investors.hrblock.com and remain for at least sixty days.

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We Proactively Take Steps to Facilitate Your Engagement.   We offer separate engagement opportunities with shareholders on appropriate matters of governance or other relevant topics as outlined under the Communications with the Board section of this proxy statement. In addition, we offer live technical support for all shareholders attending the meeting.

WHAT IF I HAVE TECHNICAL DIFFICULTIES OR TROUBLE ACCESSING THE VIRTUAL MEETING WEBSITE?
We will have support available to assist shareholders with any technical difficulties they may have accessing or hearing the virtual meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual shareholder meeting log-in page.
WHAT AM I VOTING ON?
You are voting on three items of business at the Annual Meeting:
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Election of the eight nominees for director named in this proxy statement (Proposal 1);

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Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2026 (Proposal 2); and

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Advisory approval of the Company’s named executive officer compensation (Proposal 3).

WHO IS ENTITLED TO VOTE?
Shareholders of record as of the close of business on September 10, 2025, are entitled to vote at the Annual Meeting. Each share of H&R Block common stock is entitled to one vote.
WHAT IS THE DIFFERENCE BETWEEN HOLDING SHARES AS A SHAREHOLDER OF RECORD AND AS A BENEFICIAL OWNER?
If your shares are registered directly in your name with the Company’s transfer agent, EQ Shareowner Services (“EQ”), you are considered a “registered shareholder” and are considered, with respect to those shares, the “shareholder of record.” If you are a shareholder of record, the Notice or proxy materials were sent to you directly by the Company, and you may vote by any of the methods described above under “How Do I Vote?”.
If your shares are registered in the name of a stock brokerage account or by a broker, bank, or other nominee on your behalf (referred to as being held in “street name”) or if you hold shares through the H&R Block Retirement Savings Plan, you are considered a “beneficial owner” of shares held in street name, and the broker, bank, or other nominee forwarded the Notice or proxy materials to you. As the beneficial owner, you have the right to direct your broker, bank, or other nominee holding your shares how to vote and you are also invited to attend the Annual Meeting virtually. However, since you are not a shareholder of record, you may not vote these shares at the Annual Meeting and you must instead instruct the broker, bank, or other nominee how to vote your shares using the voting instruction form provided by such broker, bank or other nominee.
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WHAT ARE THE VOTING RECOMMENDATIONS OF THE BOARD OF DIRECTORS AND THE VOTING REQUIREMENTS?
Our Board of Directors recommends that you vote your shares as follows:
Proposal	Board Recommendation	More Information	Broker Discretionary Voting Allowed?	Votes Required for Approval	Abstentions and Broker Non-Votes
1. Election of Directors.	FOR each Nominee	Page 5	No	The affirmative vote of a majority of shares present in person or represented by proxy, and entitled to vote on the matter, is necessary for election or for approval of each of the proposals.	Abstentions have the same effect as votes AGAINST the relevant proposal. Broker non-votes have no impact on the outcome of the vote for any of the proposals.
2. Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2026.	FOR	Page 59	Yes
3. Advisory approval of the Company’s named executive officer compensation.	FOR	Page 60	No
Broker Discretionary Voting
Brokers holding shares on behalf of beneficial owners are prohibited from exercising discretionary voting authority for beneficial owners who have not provided voting instructions on “non-routine” proposals, resulting in so-called “broker non-votes.” Brokers may vote without instruction only on “routine” proposals. Proposal 2, the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm, is the only routine proposal on the ballot for the Annual Meeting and the only proposal on the ballot for which broker discretionary voting is permitted. All other proposals are non-routine. If you hold your shares with a broker, your shares will not be voted on non-routine proposals unless you give voting instructions to such broker.
Voting Requirements and Effect of Abstentions and Broker Non-Votes
For each matter to be voted upon at the Annual Meeting, shareholders may vote “for,” “against,” or “abstain.”
For each of the proposals, the affirmative vote of a majority of shares present in person or represented by proxy, and entitled to vote on the matter, is necessary for election or approval. The vote on Proposal 3, the approval of the Company’s named executive officer compensation, is a non-binding advisory vote only.
Shares represented in person or by a proxy that directs that the shares abstain from voting on a matter are deemed to be represented at the meeting as to that particular matter and have the same effect as a vote against that proposal. Broker non-votes have no impact on the proposals.
If a submitted proxy does not specify how to vote, the shares represented by that proxy will be considered to be voted FOR each of the director nominees included in Proposal 1, and FOR Proposals 2 and 3.
MAY I CHANGE MY VOTE?
After your initial vote, you may revoke your proxy and change your vote (i) any time prior to the voting deadline via the internet or by telephone (only your latest internet or telephone proxy submitted prior to the voting deadline for the Annual Meeting will be counted), (ii) by signing and returning a new proxy card with a later date prior to the Annual Meeting, or (iii) by attending the Annual Meeting and voting at www.virtualshareholdermeeting.com/HRB2025. However, your attendance at the Annual Meeting will not automatically revoke your proxy unless you vote again at
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the Annual Meeting or specifically request in writing that your prior proxy be revoked. If your shares are held in street name by a broker, bank, or other nominee, you must contact that nominee to change your vote.
DO SHAREHOLDERS HAVE CUMULATIVE VOTING RIGHTS WITH RESPECT TO THE ELECTION OF DIRECTORS?
No, shareholders do not have cumulative voting rights with respect to the election of directors.
WHAT CONSTITUTES A QUORUM?
As of the record date 127,867,921 shares of the Company’s common stock were issued and outstanding. A majority of the outstanding shares entitled to vote at the Annual Meeting, represented in person or by proxy, will constitute a quorum. Abstentions and broker non-votes will be counted as present and entitled to vote for purposes of determining a quorum.
WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE “IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON NOVEMBER 5, 2025”?
It means your shares are held in more than one account. You should vote all of your shares.
WHAT IS HOUSEHOLDING?
As permitted by the SEC, we are delivering only one copy of this proxy statement to shareholders residing at the same address, unless the shareholders have notified us of their desire to receive multiple copies of the proxy statement. This practice is known as householding. The Company will promptly deliver, upon request, a separate copy of the proxy statement to any shareholder residing at an address to which only one copy was mailed. Requests for additional copies for the current year or future years should be directed to the Corporate Secretary, H&R Block, Inc., One H&R Block Way, Kansas City, Missouri 64105, or by telephone at (816) 854-4288.
Shareholders of record residing at the same address and currently receiving multiple copies of the proxy statement may contact our registrar and transfer agent, EQ, to request that only a single copy of the proxy statement be mailed in the future. You can contact EQ by phone at (888) 213-0968 or (651) 450-4064, or by mail at 1110 Centre Point Curve, Suite 101, Mendota Heights, Minnesota 55120-4100.
WHO WILL BEAR THE COST OF THIS SOLICITATION AND HOW WILL PROXIES BE SOLICITED?
The Company is making this solicitation on behalf of the Company’s Board of Directors and will pay the entire cost of this proxy solicitation, including the expense of preparing the proxy solicitation materials for the Annual Meeting and mailing the Notice and, as applicable, the proxy solicitation materials for such meeting. Following the mailing of these materials, directors, officers, and employees of the Company may solicit proxies by telephone, email, or other personal contact; such individuals will not receive compensation or reimbursement for these activities. Additionally, the Company has retained Okapi Partners LLC to assist in the solicitation of proxies on behalf of the Board for a fee of $35,000 plus reimbursement of reasonable expenses. Further, brokers and other custodians, nominees, and fiduciaries will be requested to forward the Notice and printed proxy materials to their principals, and the Company will reimburse them for the expense of doing so.
HOW CAN I EXAMINE A LIST OF SHAREHOLDERS?
Shareholders at the close of business on the record date may examine a list of all shareholders as of the record date for ten days preceding the meeting, at our offices at One H&R Block Way, Kansas City, Missouri 64105, and electronically during the meeting at www.virtualshareholdermeeting.com/HRB2025 when you enter the Control Number included on your proxy card, voting instruction card or Notice you received.
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WHO SHOULD I CONTACT IF I HAVE QUESTIONS?
If you have questions about the Annual Meeting or voting (other than technical questions, which should be directed as noted above under the question “What if I have technical difficulties or trouble accessing the virtual meeting website?”), please contact our Corporate Secretary at (816) 854-4288 or by email to corporatesecretary@hrblock.com.
WHAT IS THE COMPANY’S INTERNET ADDRESS?
The Company’s internet address is www.hrblock.com. The Company’s filings with the SEC are available free of charge on the Company’s Investor Relations page at https://investors.hrblock.com/financial-information/sec-filings, and may also be found at the SEC’s website, www.sec.gov.

The Board of Directors knows of no other matters which will be presented at the meeting, but if other matters do properly come before the meeting, it is intended that the persons named in the proxy will vote according to their best judgment.
By Order of the Board of Directors,
KATHARINE M. HAYNES
Vice President and Corporate Secretary
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H&R BLOCK@H&R BLOCK, INC.ONE H&R BLOCK WAY KANSAS CITY, MO 64105SCAN TO VIEW MATERIALS & VOTE wVOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern time on November 2, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern time on November 2, 2025. Have your proxy card in hand when you call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage- paid envelope we have provided or return it to H&R Block, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, to arrive no later than November 2, 2025.ATTEND THE MEETINGYo u m a y a t t e n d t h e m e e t i n g v i a t h e I n t e r n e t b y g o i n g t o www.virtualshareholdermeeting.com/HRB2025. Have the information that is printed in the box marked by the arrow available and follow the instructions.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on November 5, 2025: The 2025 Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.V79342-P37767-Z91067 H&R BLOCK@One H&R Block Way Kansas City, Missouri 64105THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD NOVEMBER 5, 2025 AT 8:00 AM CENTRAL TIMEAs a participant in the H&R Block Retirement Savings Plan (the "Plan"), you have the right to direct Fidelity Management Trust Company (the "Trustee") regarding how to vote the shares of H&R Block, Inc. attributable to the account at the 2025 Annual Meeting of Shareholders of H&R Block, Inc. to be held by Internet at www.virtualshareholdermeeting.com/HRB2025, on Wednesday, November 5, 2025, at 8:00 a.m. Central time, and at any postponement or adjournment thereof. These voting directions will be tabulated confidentially. Only the Trustee and its affiliates or agents will have access to your individual voting direction. Unless otherwise required by law, the shares attributable to the account will be voted as directed; if no direction is made, if the card is not signed, or if the card is not received by November 2, 2025, the shares attributable to the account will be voted in the same proportion as directions actually received from participants in the Plan.

H&R BLOCK@H&R BLOCK, INC.ONE H&R BLOCK WAY KANSAS CITY, MO 64105SCAN TO VIEW MATERIALS & VOTE wVOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern time on November 4, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.During The Meeting - Go to www.virtualshareholdermeeting.com/HRB2025You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern time on November 4, 2025. Have your proxy card in hand when you call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to H&R Block, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, to arrive no later than the closing of the polls on November 5, 2025.TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLYV79343-P37767-Z91067H&R BLOCK, INC. The Board of Directors unanimously recommends you vote "FOR" all the director nominees listed below in Proposal 1:1. Election of Directors. Nominees: For Against Abstain1a. Sean H. Cohan! ! !1b. Robert A. Gerard! ! !1c. Anuradha (Anu) Gupta! ! !1d. Richard A. Johnson! ! !1e. Jeffrey J. Jones II! ! !1f. Mia F. Mends! ! !1g. Victoria J. Reich! ! !1h. Matthew E. Winter! ! ! The Board of Directors unanimously recommends you vote "FOR" Proposal 2:2. Ratification of the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending June 30, 2026.3. Advisory approval of the Company's named executive officer compensation.NOTE: The appointed proxies will vote in their discretion on any other business as may properly come before the meeting or any adjournment thereof.For Against Abstain! ! !For Against Abstain! ! !The foregoing items of business are more fully described in the proxy statement accompanying this notice. The Board of Directors has fixed the close of business on September 10, 2025 as the record date for determining shareholders of the Company entitled to receive notice of and vote at the meeting. Please sign exactly as name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on November 5, 2025: The 2025 Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.V79344-P37767-Z91067 H&R Block@ One H&R Block Way Kansas City, Missouri 64105 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD NOVEMBER 5, 2025 AT 8:00 AM CENTRAL TIME The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders dated September 24, 2025 and accompanying Proxy Statement, and hereby appoints Dara S. Redler and Katharine M. Haynes, and each of them, with full power of substitution, as proxies for and in the name of the undersigned to represent and to vote all shares of common stock of H&R BLOCK, INC., a Missouri corporation, that the undersigned is entitled to vote at the 2025 Annual Meeting of Shareholders to be held by Internet at www.virtualshareholdermeeting.com/HRB2025, on Wednesday, November 5, 2025, at 8:00 a.m. Central time, and at any adjournment or postponement thereof, upon the matters set forth on the reverse side hereof, and in their discretion upon such other matters, if any, as may properly come before the meeting. This Proxy revokes all prior proxies given by the undersigned.This Proxy, if signed and returned, will be voted as indicated. If this card is signed and returned without indication as to how to vote, the proxies will vote FOR the election of the nominees listed in Proposal 1, and FOR Proposals 2 and 3, and in their discretion upon such other matters, if any, as may properly come before the meeting.Any one of said proxies, or any substitutes, who shall be present and act at the meeting shall have all the powers of said proxies hereunder.